Exhibit 4.1

Execution Version

ASHTEAD CAPITAL, INC.,

AS ISSUER,

ASHTEAD GROUP PLC,

AS PARENT GUARANTOR,

THE SUBSIDIARY GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO,

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, AS TRUSTEE,

THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS PAYING AGENT,

AND

THE BANK OF NEW YORK MELLON SA/NV, DUBLIN BRANCH, AS TRANSFER AGENT AND REGISTRAR

Indenture

Dated as of August 12, 2021

$550,000,000 1.500% Senior Notes due 2026

$750,000,000 2.450% Senior Notes due 2031

Exhibits

Exhibit A – Form of Notes
Exhibit B – Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation S
Exhibit C – Form of Supplemental Indenture

INDENTURE dated as of August 12, 2021 among Ashtead Capital, Inc., a corporation incorporated under the laws of the State of Delaware (the “Issuer”), Ashtead Group plc, a public limited company incorporated under the laws of England and Wales (the “Parent Guarantor”), the Subsidiary Guarantors (as defined herein) listed on the signature pages hereto, BNY Mellon Corporate Trustee Services Limited, as Trustee (as herein defined), The Bank of New York Mellon, London Branch, as Paying Agent (as herein defined), and The Bank of New York Mellon SA/NV, Dublin Branch, as Transfer Agent and Registrar (as herein defined).

RECITALS OF THE ISSUER

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) $550,000,000 of its 1.500% Senior Notes due 2026 issued on the date hereof (the “2026 Original Notes”) and any additional notes (the “2026 Additional Notes” and together with the 2026 Original Notes, the “2026 Notes”) and (ii) $750,000,000 2.450% Senior Notes due 2031 (the “2031 Original Notes”) and any additional notes (the “2031 Additional Notes” and, together with the 2031 Original Notes, the “2031 Notes”; the 2031 Notes together with the 2026 Notes, each a “series” and collectively, the “Notes”) that may be issued on any other date. The Issuer, the Parent Guarantor and the Subsidiary Guarantors listed on the signature pages hereto have received good and valuable consideration for the execution and delivery of this Indenture. The Parent Guarantor and the Subsidiary Guarantors listed on the signature page hereto will derive substantial direct and indirect benefits from the issuance of the Notes. All necessary acts and things have been done to make (i) the Notes, when duly issued and executed by the Issuer and authenticated and delivered hereunder, the legal, valid and binding obligations of the Issuer and (ii) this Indenture a legal, valid and binding agreement of the Issuer, the Parent Guarantor and the Subsidiary Guarantors listed on the signature pages hereto in accordance with the terms of this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“2026 Notes Par Call Date” means July 12, 2026.

“2031 Notes Par Call Date” means May 12, 2031.

“Additional Notes” means the 2026 Additional Notes and the 2031 Additional Notes.

“Affiliate” means, with respect to any specified Person or any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” means, with regard to a sale and leaseback transaction of a Principal Property, an amount equal to the lesser of: (a) the fair market value of the Principal Property (as determined in good faith by the Parent Guarantor); or (b) the present value of the total net amount of rent payments to be made under the lease during its remaining term (excluding permitted extensions), discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually.

“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.

“Authorized Officer” shall mean any director or officer of the Issuer who is authorized to act for or on behalf of the Issuer in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Issuer to the Trustee on the Issue Date (as such list may be modified or supplemented from time to time thereafter).

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors or affecting creditors’ rights generally.

“Below Investment Grade Ratings Event” means a series of Notes ceases to have an Investment Grade Rating from at least two of the Rating Agencies on any date during the period commencing on, and ending 60 days after, the earlier of (1) the occurrence of a Change of Control; or (2) public notice of the occurrence of a Change of Control or the intention of the Parent Guarantor to effect a Change of Control. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the ratings event).

“Borrowing Base” means:

(a) 85% of the net amount of accounts; plus

(b) 50% of the lower of cost or market value of parts inventory; plus

(c) the lesser of (x) 95% of (i) the net book value of rental equipment minus (ii) 25% of the liquidation value of small equipment and (y) 85% of (i) the liquidation value of rental equipment minus (ii) 25% of the liquidation value of small equipment; plus

(d) 50% of the value of real estate,

in each case, as stated on the Parent Guarantor’s most recently published quarterly consolidated balance sheet.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in London, New York or a place of payment under this Indenture are authorized or required by law to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, partnership interests (whether general or limited), participations, rights in or other equivalents (however designated) of such Person’s equity, any other interest or participation that confers the right to receive a share of the profits and losses, or distributions of assets of, such Person and any rights (other than debt securities convertible into or exchangeable for Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock, whether now outstanding or issued after the date of this Indenture.

“Capitalized Lease Obligation” means, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed), which obligation is required to be classified and accounted for as a capital lease obligation under GAAP as in effect on July 26, 2018, and, for purposes of this Indenture, the amount of such obligation at any date will be the capitalized amount thereof at such date, determined in accordance with GAAP as in effect on July 26, 2018 and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Change of Control” means, with respect to any series of Notes, the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Parent Guarantor’s outstanding Voting Stock, other than in connection with any transaction or series of related transactions in which the Parent Guarantor shall become a direct or indirect wholly owned subsidiary of a Parent Entity so long as no person or group, as noted above, holds more than 50% of the voting power of the outstanding Voting Stock of such Parent Entity; or

(b) the Parent Guarantor conveys, transfers, leases or otherwise disposes of all or substantially all of the Parent Guarantor’s assets and those of its Subsidiaries, considered as a whole (other than a transfer of substantially all of such assets to one or more Wholly Owned Subsidiaries of the Parent Guarantor), in each case to any Person other than in a transaction or series of related transactions in which no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is the ultimate “beneficial owner” (as defined in clause (a) above) directly or indirectly, of more than 50% of the total outstanding Voting Stock of the surviving or transferee corporation; or

(c) the Parent Guarantor or the Issuer is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Article V; or

(d) the Parent Guarantor or any Surviving Entity directly or indirectly ceases to own 100% of the Voting Stock of the Issuer, other than directors’ qualifying shares and other shares required to be issued by law and other than in connection with an Enforcement Process.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event.

“Clearstream” means Clearstream Banking, société anonyme.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the Par Call Date that would be utilized, at the time of selection and in accordance with customary financial practice.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker for the applicable series of Notes obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Net Tangible Assets” means, at any time, the net book value of the tangible fixed assets of the Parent Guarantor and its Subsidiaries.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at One Canada Square, 40th Floor, London, El4 5AL, United Kingdom, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Credit Facility” or “Credit Facilities” means one or more indebtedness facilities (including the Senior Secured Credit Facility), commercial paper facilities or other financing arrangements with banks, insurance companies, investment funds, hedge funds or other lenders providing for revolving credit loans, term loans, notes, bonds, letters of credit or other forms of guarantees and assurances, asset backed credit facilities, including receivables financings or other borrowings, including overdrafts, in each case, as amended, restated, modified, extended, renewed, refunded, replaced, restructured, increased, supplemented or refinanced (including by means of public or private sales of debt securities to investors) in whole or in part from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian, administrator or similar official under any Bankruptcy Law.

“Debt” means, with respect to any Person, without duplication: (a) all indebtedness of such Person for borrowed money; and (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments; provided that the term “Debt” shall not include (i) Debt in respect of the incurrence by the Parent Guarantor or any Subsidiary of the Parent Guarantor of Debt in respect of standby letters of credit, performance, bid, surety, appeal and similar bonds provided by the Parent Guarantor or any Subsidiary of the Parent Guarantor in the ordinary course of business to the extent such letters of credit or bonds are not drawn upon or, if and to the extent drawn upon are honored in accordance with their terms and if, to be reimbursed, are reimbursed no later than the fifth business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit or bond, (ii) anything accounted for as an operating lease in accordance with GAAP or (iii) any receivables financing.

“Default” means any Event of Default or any event that would constitute an Event of Default upon the giving of notice or the lapse of time or both.

“Definitive Notes” means certificated Notes.

“Depositary” means DTC.

“DTC” means The Depository Trust Company.

“Electronic Means” shall mean the following communications methods: S.W.I.F.T., e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Enforcement Process” means, in relation to any Debt of the Parent Guarantor or any Subsidiary of the Parent Guarantor, any action (whether taken by the relevant creditor or creditors or an agent or trustee on its or their behalf) to: (a) demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of all or any part of such Debt; (b) recover all or any part of such Debt (including, by exercising any rights of setoff or combination of accounts); (c) exercise or enforce any rights under or pursuant to any guarantee or other assurance given by such Subsidiary of the Parent Guarantor in respect of such Debt; (d) exercise or enforce any rights under any security interest whatsoever which secures such Debt; (e) commence legal proceedings against any Person; or (f) commence, or take any other steps which could lead to the commencement of, (i) any insolvency, liquidation, dissolution, winding-up, administration, receivership, compulsory merger or judicial re-organization of any Person; (ii) the appointment of a trustee in bankruptcy, or insolvency conciliator, ad hoc official, judicial administrator, a liquidator, receiver (provisional, interim or permanent), or manager or other similar officer in respect of any Person; or (iii) any other similar process or appointment.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s length, free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy (other than as required by a regulatory body), as determined in good faith by the Issuer’s board of directors.

“FATCA Withholding” means any withholding or deduction required pursuant to Sections 1471 through 1474 of the Code as of the Issue Date (or any amended or successor provision that is substantively comparable and not more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code as of the Issue Date (or any amended or successor provision that is substantively comparable and not materially more onerous to comply with), or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Final Offering Memorandum” means the offering memorandum, dated August 3, 2021, relating to the offering of the Notes.

“Fitch” means Fitch Ratings, Inc. and its successors.

“Generally Accepted Accounting Principles” or “GAAP” means, at any time, IFRS as in effect at that time (other than with respect to the definition of Capitalized Lease Obligation).

“Guarantee” means any guarantee of the Issuer’s obligations under this Indenture and the Notes of the applicable series by the Parent Guarantor, any Subsidiary of the Parent Guarantor or any other Person in accordance with the provisions of this Indenture. When used as a verb, “Guarantee” shall have a corresponding meaning.

“guarantees” means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, by the pledge of assets and the payment of amounts drawn down under letters of credit.

“Guarantor” means the Parent Guarantor and the Subsidiary Guarantors named herein, once they have Guaranteed the Notes in accordance with this Indenture, and any other Person that is a guarantor of the Notes, including any Person that is required after the date of this Indenture to execute a guarantee of the Notes pursuant to Section 4.15, until a successor replaces such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

“Holder” means the Person in whose name a Note of the applicable series is registered on the Registrar’s books.

“IFRS” means the international accounting standards promulgated from time to time by the International Accounting Standards Board and interpretations thereof approved by the International Accounting Standards Board or any variation thereof with which the Issuer may be required to comply by any law, regulation or stock exchange requirement.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the TIA that are expressly incorporated, by reference or otherwise, herein and in any such supplemental indenture, respectively.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer to act as the “Independent Investment Banker”.

“Initial Purchasers” means BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, NatWest Markets Securities Inc., MUFG Securities Americas Inc., Truist Securities, Inc., HSBC Securities (USA) Inc., Lloyds Bank Corporate Markets plc and Barclays Capital Inc.

“Instructions” means any written notice, written directions or written instructions received by the Trustee or any Agent under this Indenture in accordance with the provisions of this Indenture from any Authorized Officer or from a person reasonably believed by the Trustee or any Agent to be an Authorized Officer.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment Grade Rating” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) or a rating of BBB- or better by S&P or Fitch (or its equivalent under any successor rating categories of S&P or Fitch), or the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by the Issuer or the Parent Guarantor.

“Issue Date” means August 12, 2021.

“Issuer” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Issuer Order” means a written order signed in the name of the Issuer by any Person authorized by a resolution of the board of directors of the Issuer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

“Maturity” means, with respect to any Debt, the date on which any principal of such Debt becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

“Moody’s” means Moody’s Investor Services Ltd. and its successors.

“Notes Custodian” means the custodian with respect to the Global Notes (as appointed by DTC), or any successor Person thereto and shall initially be the Registrar.

“Officer’s Certificate” means a certificate signed by an officer of the Parent Guarantor, of the Issuer, of a Subsidiary Guarantor or of a Surviving Entity, as the case may be, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Issuer, the Parent Guarantor or the Trustee.

“Original Notes” means the 2026 Original Notes and the 2031 Original Notes.

“Par Call Date” means the 2026 Notes Par Call Date and the 2031 Notes Par Call Date.

“Parent Entity” means any direct or indirect parent of the Parent Guarantor.

“Parent Guarantor” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Permitted Liens” means the following types of Liens:

(a) Liens existing as of the Issue Date;

(b) Liens on the Parent Guarantor’s or any of its Subsidiary’s property or assets securing Debt under Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $6,000 million and (ii) the Borrowing Base;

(c) Liens in favor of the Parent Guarantor, the Issuer or any other Subsidiary of the Parent Guarantor;

(d) Liens on property or assets of, or on shares of Capital Stock or Debt of, any Person existing at the time such Person becomes, or becomes a part of, any Subsidiary of the Parent Guarantor;

provided that such Liens do not extend to or cover any property or assets of the Parent Guarantor or any Subsidiary of the Parent Guarantor other than the property or assets acquired and provided, further, that such Liens were created prior to, and not in connection with or in contemplation of such acquisition;

(e) Liens on property or assets existing at the time of acquisition thereof by the Parent Guarantor or any Subsidiary of the Parent Guarantor; provided that such Liens do not extend to or cover any property or assets of the Parent Guarantor or any Subsidiary of the Parent Guarantor other than the property or assets acquired and provided, further, that such Liens were created prior to, and not in connection with or in contemplation of, such acquisition;

(f) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (e); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend in any material respect to any additional property or assets;

(g) Liens securing Debt incurred to refinance Debt that has been secured by a Lien permitted by this Indenture; provided that any such Lien shall not extend to or cover any assets not securing the Debt so refinanced;

(h) Liens for Capitalized Lease Obligations, mortgage financings or purchase money obligations to finance all or part of the purchase price or cost of construction or improvement of property or assets of the Parent Guarantor or any Subsidiary of the Parent Guarantor; provided that the Debt related to any such Capitalized Lease Obligation, mortgage financing or purchase money obligation shall not exceed the cost of such property or assets, construction or improvement and shall not be secured by any property or assets of the Parent Guarantor or any Subsidiary of the Parent Guarantor other than the property and assets so acquired, constructed or improved; and

(i) Liens incurred by the Parent Guarantor or any Subsidiary of the Parent Guarantor with respect to obligations that do not exceed 15.0% of Consolidated Net Tangible Assets.

In the event that a Permitted Lien meets the criteria of more than one type of Permitted Lien (at the time of incurrence or a later date), the Issuer in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this Indenture and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Liens to which such Permitted Lien has been classified or reclassified, provided, that any Liens securing Debt under the Senior Secured Credit Facility outstanding on the Issue Date shall be deemed to be incurred under clause (b) of the definition of “Permitted Liens” and may not be reclassified.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

“Principal Property” means any real and tangible property which is owned and operated by the Parent Guarantor or any Subsidiary having a gross book value in excess of $150.0 million, provided that no such property will constitute a Principal Property if the board of directors of the Parent Guarantor has determined in good faith that such property is not of material importance to the total business conducted by the Parent Guarantor and its Subsidiaries taken as a whole.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms of the Notes, a calculation in accordance with Article 11 of the Regulation S-X (to the extent applicable), as interpreted in good faith by the Parent Guarantor’s board of directors after consultation with the Parent Guarantor’s external auditor, or otherwise a calculation made in good faith by the Parent Guarantor’s board of directors after consultation with the Parent Guarantor’s external auditor, as the case may be.

“QIB” means a “Qualified Institutional Buyer” as defined under Rule 144A.

“Rating Agency” means (1) each of Moody’s, S&P and Fitch and (2) if any of S&P, Moody’s and Fitch ceases to rate the Notes of any series or fails to make a rating of the Notes of any series publicly available for reasons outside of the control of the Issuer, the Issuer may appoint a replacement for such Rating Agency that is a nationally recognized statistical rating organization.

“Record Date” for the interest payable on any Interest Payment Date means January 28 or July 28 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Redemption Date”, when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Reference Treasury Dealer” means each of BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC and or their respective affiliates, which are primary U.S. Government securities dealers, and their respective successors and one other nationally recognized investment banking firm that is a Primary Treasury Dealer specified by the Issuer; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day in New York City preceding that Redemption Date.

“Regulation S” means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Regulation S-X” means Regulation S-X under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Remaining Scheduled Payments” means, with respect to each Note of a series to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the relevant Redemption Date but for such redemption as if the Notes matured on the applicable Par Call Date; provided, however, that if the Redemption Date is not an Interest Payment Date with respect to the applicable series of Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that Redemption Date.

“Restricted Notes” means Original Notes and Additional Notes bearing one of the restrictive legends described in Section 2.01(d).

“Restricted Notes Legend” means the legend set forth in Section 2.01(d)(1).

“Rule 144” means Rule 144 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“S&P” means S&P Global Ratings and its successors.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Senior Secured Credit Facility” means the Loan and Security Agreement, dated as of August 31, 2006, as amended by that First Amendment to Loan and Security Agreement, dated as of May 1, 2008, as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of November 23, 2009, as further amended by that certain Third Amendment to Loan and Security Agreement, dated as of March 28, 2011, as further amended by that certain Fourth Amendment to Loan and Security Agreement, dated as of August 22, 2013, as further amended by that certain Fifth Amendment to Loan and Security Agreement, dated as of July 27, 2015, as further amended by that certain Sixth Amendment to Loan and Security Agreement, dated as of December 22, 2016, as further amended by that certain Seventh Amendment to Loan and Security Agreement, dated as of July 28, 2017, as further amended by that certain Eighth Amendment to Loan and Security Agreement, dated as of May 25, 2018, as further amended by that certain Ninth Amendment to Loan and Security Agreement, dated as of December 19, 2018, as further amended by that certain Tenth Amendment to Loan and Security Agreement, dated as of April 3, 2020, and as further amended by that certain Eleventh Amendment to Loan and Security Agreement, dated as of April 24, 2020, among certain subsidiaries of Ashtead Group plc, as borrowers, Ashtead Group plc, as borrower representative and guarantor, the financial institutions party thereto from time to time as lenders, Bank of America, N.A., as administrative agent, Bank of America, N.A., as collateral agent, and the other agents party thereto, as such agreement may be amended, restated, modified, extended, renewed, refunded, replaced, restructured, increased, supplemented or refinanced (including by means of public or private debt securities to investors) in whole or in part from time to time and without limitation as to amount, terms, conditions, covenants and other provisions.

“Significant Subsidiary” means any Subsidiary that would be considered a “significant subsidiary” within the meaning of Article 1 of Regulation S-X.

“Stated Maturity” means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest, respectively, is due and payable, and, when used with respect to any other indebtedness, means the date specified in the instrument governing such indebtedness as the fixed date on which the principal of such indebtedness, or any installment of interest thereon, is due and payable.

“Subordinated Debt” means Debt of the Parent Guarantor, the Issuer or any of the Subsidiary Guarantors that is subordinated in right of payment to the Notes or the Guarantees of such Guarantor, as the case may be, but without regards to security.

“Subsidiary” means, with respect to any Person: (a) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof and (b) any other Person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

“Subsidiary Guarantors” means each Subsidiary of the Parent Guarantor that incurs a Guarantee until it is released from its obligations under its Guarantee and this Indenture in accordance with the terms of this Indenture.

“Tax” means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax.

“TIA” or “Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as at the third business day immediately preceding that Redemption Date or interpolated on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

“Trust Officer” means, when used with respect to the Trustee, any vice president, assistant vice president, assistant treasurer or trust officer in the corporate trust administration of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor serving hereunder.

“U.S. Dollars,” “dollars” or “$” means the lawful currency of the United States of America.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged that is not callable or redeemable at the option of the issuer thereof.

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees (or Persons performing similar functions) of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” means any Subsidiary of the Parent Guarantor, all of the outstanding Capital Stock (other than directors’ qualifying shares or shares required pursuant to applicable law to be held by a Person other than a Subsidiary of the Parent Guarantor) of which are owned by the Parent Guarantor or by one or more other Wholly Owned Subsidiaries or by the Parent Guarantor and one or more other Wholly Owned Subsidiaries.

SECTION 1.02. Other Definitions.

Term	Defined in Section

“2026 Additional Notes”	Recitals

“2026 Notes”	Recitals

“2026 Original Notes”	Recitals

“2031 Additional Notes”	Recitals

“2031 Notes”	Recitals

“2031 Original Notes”	Recitals

“Additional Amounts”	4.12(a)

“Additional Restricted Notes”	2.01(b)

Term	Defined in Section

“Agent Members”	2.01(e)(2)

“Agents”	2.03

“Authorized Agent”	13.09

“Automatic Exchange”	2.06(e)

“Automatic Exchange Date”	2.06(e)

“Automatic Exchange Notice”	2.06(e)

“Automatic Exchange Notice Date”	2.06(e)

“Change of Control Offer”	4.11(a)

“Change of Control Purchase Date”	4.11(a)

“Change of Control Purchase Price”	4.11(a)

“covenant defeasance”	8.03

“Defaulted Interest”	2.12

“Event of Default”	6.01(a)

“Global Notes”	2.01(b)

“legal defeasance”	8.02

“Notes”	Recitals

“Paying Agent”	2.03

“Registrar”	2.03

Term	Defined in Section

“Regulation S Global Notes”	2.01(b)

“Regulation S Notes”	2.01(b)

“Relevant Taxing Jurisdiction”	4.12(a)

“Resale Restriction Termination Date”	2.06(b)

“Restricted Global Note”	2.06(e)

“Restricted Period”	2.01(b)

“Rule 144A Global Notes”	2.01(b)

“Rule 144A Notes”	2.01(b)

“series”	Recitals

“Surviving Entity”	5.01(b)(i)

“Taxes”	4.12(a)

“Transfer Agent”	2.03

“Unrestricted Global Note”	2.06(e)

SECTION 1.03. [Reserved].

SECTION 1 .04. Rules of Construction. Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) “including” or “include” means including or include without limitation;

(v) unsecured or unguaranteed Debt shall not be deemed to be subordinate or junior to secured or guaranteed Debt merely by virtue of its nature as unsecured or unguaranteed Debt;

(vi) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision; and

(vii) references to the “Notes” refer to all Notes, and not to the Notes of a particular series;

ARTICLE II

THE NOTES

SECTION 2.01. The Notes.

(a) Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, the rules of any applicable securities exchange, agreements to which the Issuer is subject, if any, or usage, in addition to those set forth on Exhibit A and in Section 2.01(d); provided that the Issuer shall approve any such notation, legend or endorsement on the Notes. The Issuer shall approve the form of the Notes. Each Note shall be dated the date of its authentication. The terms and provisions contained in the form of the Notes shall constitute and are hereby expressly made a part of this Indenture.

(b) The Original Notes of each series were offered and sold by the Issuer pursuant to a purchase agreement, dated August 3, 2021, among the Issuer, the Guarantors, BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities, LLC. The Original Notes of each series and any Additional Notes (if issued as Restricted Notes) (the “Additional Restricted Notes”) of each series will be resold initially only to (A) QIBs in reliance on Rule 144A and (B) Non-U.S. Persons in reliance on Regulation S. Such Original Notes and Additional Restricted Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, in each case, in accordance with the procedures described herein. Additional Notes offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more purchase agreements in accordance with applicable law.

Original Notes of each series and Additional Restricted Notes of each series offered and sold to QIBs in the United States of America in reliance on Rule 144A (the “Rule 144A Notes”) shall be issued in the form of a permanent global Note substantially in the form of Exhibit A hereto, which are hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.01(d) (the “Rule 144A Global Notes”), deposited with the Notes Custodian, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Each Rule 144A Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of each Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar, as hereinafter provided.

Original Notes of each series and any Additional Restricted Notes of each series offered and sold outside the United States of America (the “Regulation S Notes”) in reliance on Regulation S shall be issued in the form of a permanent global Note substantially in the form of Exhibit A hereto, including appropriate legends as set forth in Section 2.01(d) (the “Regulation S Global Notes”). Each Regulations Global Note will be deposited upon issuance with, or on behalf of, the Notes Custodian in the manner described in this Article II. Prior to the 40th day after the later of the commencement of the offering of the Original Notes and the Issue Date (such period through and including such 40th day, the “Restricted Period”), interests in the Regulation S Global Notes may only be transferred to Non-U.S. persons pursuant to Regulations, unless exchanged for interests in a Global Note in accordance with the transfer and certification requirements described herein.

Investors may hold their interests in each Regulation S Global Note through organizations other than Euroclear or Clearstream that are participants in DTC’s system or directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. If such interests are held through Euroclear or Clearstream, Euroclear and Clearstream will hold such interests in the applicable Regulation S Global Note on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. Such depositaries, in turn, will hold such interests in the applicable Regulation S Global Note in customers’ securities accounts in the depositaries’ names on the books of DTC.

The Regulation S Global Note for each series may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of each Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar, as hereinafter provided.

The Rule 144A Global Notes and the Regulation S Global Notes, are sometimes collectively herein referred to as the “Global Notes.”

The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of Paying Agent designated by the Issuer maintained for such purpose (which shall initially be the office of the Agent maintained for such purpose), or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 2.03. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC. Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, and interest) will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion) or, if no such account is specified, by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Registrar.

(c) Denominations. The Notes shall be issuable only in fully registered form without coupons and only in minimum denominations of $200,000 in principal amount and any integral multiple of $1,000 in excess thereof.

(d) Restrictive Legends. Unless and until (i) an Original Note or an Additional Note issued as a Restricted Note is sold under an effective registration statement or (ii) the Issuer receives an Opinion of Counsel satisfactory to it to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act:

(1) each Rule 144A Global Note and each Regulation S Global Note, shall bear the following legend on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR IN THE CASE OF RULE 144A NOTES, AND 40 DAYS IN THE CASE OF REGULATION S NOTES, AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE

THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

EACH PURCHASER AND HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY ITS PURCHASE, REPRESENTS AND WARRANTS THAT EITHER (A) IT IS NOT, AND IS NOT ACQUIRING AND HOLDING THIS NOTE ON BEHALF OF OR WITH ANY ASSETS OF (i) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE US EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (ii) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE US INTERNAL REVENUE CODE OF 1986, AS AMENDED (“CODE”) OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-US OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”) OR (iii) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS,” PURSUANT TO 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT OR (B) ITS ACQUISITION AND HOLDING OF THIS NOTE THROUGHOUT THE PERIOD THAT IT HOLDS THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAW, AND, NONE OF THE ISSUER, THE INITIAL PURCHASERS NOR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS HAS ACTED AS SUCH PURCHASER’S FIDUCIARY IN CONNECTION WITH THE INVESTMENT IN THE NOTE.

In the case of the Regulation S Global Note:

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A US PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A US PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

(2) [Reserved]

(3) Each Global Note, whether or not an Original Note, shall bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(e) Book-Entry Provisions. This Section 2.01(e) shall apply only to Global Notes deposited with the Notes Custodian.

(1) Each Global Note initially shall (x) be registered in the name of DTC or the nominee of DTC, (y) be delivered to the Notes Custodian and (z) bear legends as set forth in Section 2.01(d). Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the DTC, its successors or its respective nominees, except as set forth in Section 2.01(e)(4) and 2.01(f). If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Notes Custodian will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2) Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Notes Custodian as the custodian of DTC or under such Global Note, and DTC may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(3) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to Section 2.01(f) to beneficial owners who are required to hold Definitive Notes, the Notes Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, one or more Definitive Notes of like tenor and amount.

(4) In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.01(f), such Global Note shall be deemed to be surrendered to the Registrar for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(5) The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(6) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (i) the Holder of such Global Note (or its agent) or (ii) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(f) Definitive Notes. Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes. Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (A) DTC notifies the Issuer that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Issuer within 90 days of such notice, (B) the Issuer in its sole discretion executes and deliver to the Trustee and Registrar an Officer’s Certificate stating that such Global Note shall be so exchangeable or (C) an Event of Default has occurred and is continuing and the Trustee and the Registrar has received a written request from DTC. In the event of the occurrence of any of the events specified in the second preceding sentence or in clause (A), (B) or (C) of the preceding sentence, the Issuer shall promptly make available to the Trustee or the authenticating agent a reasonable supply of Definitive Notes. In addition, any Note transferred to an affiliate (as defined in Rule 405 under the Securities Act) of the Issuer or evidencing a Note that has been acquired by an affiliate in a transaction or series of transactions not involving any public offering must, until one year after the last date on which either the Issuer or any affiliate of the Issuer was an owner of the Note, be in the form of a Definitive Note and bear the legend regarding transfer restrictions in Section 2.01(d). If required to do so pursuant to any applicable law or regulation, beneficial owners may also obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with DTC’s and the Registrar’s procedures.

(1) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.01(f) shall, except as otherwise provided by Section 2.06(d), bear the applicable legend regarding transfer restrictions applicable to the Global Note set forth in Section 2.01(d).

(2) If a Definitive Note is transferred or exchanged for a beneficial interest in a Global Note, the Registrar will (x) cancel such Definitive Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Definitive Note, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.

(3) If a Definitive Note is transferred or exchanged for another Definitive Note, (x) the Registrar will cancel the Definitive Note being transferred or exchanged, (y) the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, one or more new Definitive Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Definitive Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Definitive Note, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder thereof, one or more Definitive Notes in authorized denominations having an aggregate principal amount equal to the un-transferred or unexchanged portion of the canceled Definitive Notes, registered in the name of the Holder thereof.

SECTION 2.02. Execution and Authentication. An authorized member of the Issuer’s board of directors or an executive officer of the Issuer shall sign the Notes on behalf of the Issuer by manual or facsimile signature.

If an authorized member of the Issuer’s board of directors or an executive officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid or obligatory for any purpose until an authorized signatory of the Trustee or, as the case may be, an authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

Pursuant to an Issuer Order, the Issuer shall execute and the Trustee shall authenticate (i) (a) 2026 Original Notes, on the date hereof, for original issue up to an aggregate principal amount of $550,000,000 and (b) 2026 Additional Notes, from time to time and (ii) (a) 2031 Original Notes, on the date hereof, for original issue up to an aggregate principal amount of $750,000,000 and (b) 2031 Additional Notes, from time to time.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, any such authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by any such agent. An authenticating agent has the same rights as any Registrar, co-Registrar, Transfer Agent or Paying Agent to deal with the Issuer or an Affiliate of the Issuer.

The Trustee shall have the right to decline to authenticate and deliver any Additional Notes under this Section 2.02 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

SECTION 2.03. Registrar, Transfer Agent and Paying Agent. The Issuer shall maintain an office or agency for the registration of the Notes and of their transfer or exchange (the “Registrar”), an office or agency where Notes may be transferred or exchanged (the “Transfer Agent”), an office or agency where the Notes may be presented for payment (the “Paying Agent” and together with the Transfer Agent and Registrar, the “Agents” and each an “Agent”) and an office or agency where notices or demands to or upon the Issuer in respect of the Notes may be served. The Issuer may appoint one or more Transfer Agents, one or more co-Registrars and one or more additional Paying Agents.

The Issuer shall maintain for each series of Notes a Paying Agent in London, United Kingdom. The Issuer shall maintain for each series of Notes a Registrar and Transfer Agent. The Issuer may appoint one or more Transfer Agents, one or more co-Registrars and one or more additional Paying Agents. The Issuer or any or its Affiliates may act as Transfer Agent, Registrar, co-Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes; provided that neither the Issuer nor any of its Affiliates shall act as Paying Agent for the purposes of Articles III and VIII and Section 4.11.

The Issuer hereby appoints (i) the office of The Bank of New York Mellon, London Branch in London, England as Paying Agent and (ii) The Bank of New York Mellon SA/NV, Dublin Branch as Transfer Agent and Registrar in Dublin, Ireland, in each case located at the relevant address set forth in Section 13.02(a).

Subject to any applicable laws and regulations, the Issuer shall cause the Registrar to keep a register (the “Security Register”) at its corporate trust office in which, subject to such reasonable regulations it may prescribe, the Issuer shall provide for the registration of ownership, exchange, and transfer of the Notes. The Bank of New York Mellon SA/NV, Dublin Branch is hereby appointed as Registrar and Transfer Agent in Dublin, Ireland. Such registration in the Security Register shall be conclusive evidence of the ownership of Notes. Included in the books and records for the Notes shall be notations as to whether such Notes have been paid, exchanged or transferred, canceled, lost, stolen, mutilated or destroyed and whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar shall keep a record of the Note so replaced and the Note issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so canceled and the date on which such Note was canceled.

The Issuer shall enter into an appropriate agency agreement with any Paying Agent or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.

SECTION 2.04. Paying Agent to Hold Money. Not later than 11:00 a.m. New York, New York time on each due date of the principal, premium, if any, and interest on any Notes, the Issuer shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due on the due date for payment under the Notes. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Issuer or any Affiliate of the Issuer acts as Paying Agent, it shall, on or before each due date of any principal, premium, if any, or interest on the Notes, segregate and hold in a separate fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

SECTlON 2.05. Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing no later than the Record Date for each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such Record Date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of Notes held by each Holder.

SECTION 2.06. Transfer and Exchange.

(a) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Transfer Agent a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by this Section 2.06. The Transfer Agent will promptly register any transfer or exchange that meets the requirements of this Section 2.06 by having the same noted in the Security Register maintained by the Registrar for the purpose, and no transfer or exchange will be effective until it is registered in such Security Register. The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.06 and Section 2.01(e) and 2.01(f), as applicable, and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of DTC, Euroclear and Clearstream. The Registrar shall refuse to register any requested transfer or exchange that does not comply with this paragraph.

(b) Transfers of Rule 144A Notes. The following provisions shall apply with respect to any proposed registration of transfer of a Rule 144A Note prior to the date that is one year after the later of the date of its original issue and the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”):

(1) a registration of transfer of a Rule 144A Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Note that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; provided that no such written representation or other written certification shall be required in connection with the transfer of a beneficial interest in the Rule 144A Global Note to a transferee in the form of a beneficial interest in that Rule 144A Global Note in accordance with this Indenture and the applicable procedures of DTC; and

(2) a registration of transfer of a Rule 144A Note or a beneficial interest therein to a Non- U.S. Person shall be made upon receipt by the Registrar or its agent of a certificate substantially in the form set forth in Exhibit B from the proposed transferee.

(c) Transfers of Regulation S Notes. The following provision shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:

(1) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(d) Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing a Restricted Notes Legend, the Registrar shall deliver Notes that do not bear a Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing a Restricted Notes Legend, the Registrar shall deliver only Notes that bear a Restricted Notes Legend unless (1) Original Notes are being exchanged for Notes that do not bear the Restricted Notes Legend in accordance with Section 2.06(e) or (2) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Registrar to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(e) Automatic Exchange from Global Note Bearing Restricted Notes Legend to Global Note Not Bearing Restricted Notes Legend. Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Global Note bearing the Restricted Notes Legend (a “Restricted Global Note”) may be automatically exchanged into beneficial interests in a Global Note not bearing the Restricted Notes Legend (an “Unrestricted Global Note”) without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (1) with respect to the Notes issued on the Issue Date, the Issue Date or (2) with respect to Additional Notes, if any, the issue date of such Additional Notes, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Issuer shall (i) provide written notice to DTC and the Trustee and Registrar at least fifteen (15) calendar days prior to the Automatic Exchange Date, instructing DTC to exchange all of the outstanding beneficial interests in a particular Restricted Global Note to the Unrestricted Global Note, which the Issuer shall have previously otherwise made eligible for exchange with the DTC, (ii) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the register of Holders at least fifteen (15) calendar days prior to the Automatic Exchange Date (the “Automatic Exchange Notice Date”), which notice must include (w) the Automatic Exchange Date, (x) the section of this Indenture pursuant to which the Automatic Exchange shall occur, (y) the “CUSIP” number of the Restricted Global Note from which such Holder’s beneficial interests will be transferred and (z) the “CUSIP” number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (iii) on or prior to the Automatic Exchange Date, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Issuer and an Issuer Order requesting the Trustee to authenticate, in an aggregate principal amount equal to the aggregate principal amount of Restricted Global Notes to be exchanged into such Unrestricted Global Notes. At the Issuer’s written request on no less than five (5) calendar days’ notice prior to the Automatic Exchange Notice Date, the Trustee shall deliver, in the Issuer’s names and at its expense, the Automatic Exchange Notice to each Holder at such Holder’s address appearing in the register of Holders; provided that the Issuer have delivered to the Trustee the information required to be included in such Automatic Exchange Notice.

Notwithstanding anything to the contrary in this Section 2.06(e), during the fifteen (15) calendar day period prior to the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.06(e) shall be permitted without the prior written consent of the Issuer. As a condition to any Automatic Exchange, the Issuer shall provide, and the Trustee shall be entitled to conclusively rely upon, an Officer’s Certificate and Opinion of Counsel to the Issuer to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act and that the aggregate principal amount of the particular Restricted Global Note is to be transferred to the particular Unrestricted Global Note by adjustment made on the records of the Notes Custodian to reflect the Automatic Exchange. Upon such exchange of beneficial interests pursuant to this Section 2.06(e), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Notes Custodian, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Restricted Global Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be cancelled following the Automatic Exchange.

(f) Retention of Written Communications. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.01 or this Section 2.06. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

(g) Obligations with Respect to Transfers and Exchanges of Notes. To permit registrations of transfers and exchanges, the Issuer shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Issuer’s and Registrar’s written request.

No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require the Holder to pay a sum sufficient to cover any transfer tax assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 2.02, 2.06, 2.07 or 3.08).

The Issuer (and the Registrar) shall not be required to register the transfer of or exchange of any Note (A) for a period beginning (1) 15 calendar days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 calendar days before an interest payment date and ending on such interest payment date or (B) called for redemption, except the unredeemed portion of any Note being redeemed in part.

Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to paragraph 2 of the forms of Notes attached hereto as Exhibit A) interest on such Note and for all other purposes whatsoever, including without limitation the transfer or exchange of such Note, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.01(f) shall, except as otherwise provided by Section 2.06(d), bear the applicable legend regarding transfer restrictions applicable to the Definitive Note set forth in Section 2.01(d).

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee. Neither the Trustee nor the Registrar shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

None of the Trustee, any Transfer Agent or the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among

DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. None of the Trustee, any Transfer Agent or the Registrar nor any of their respective agents shall have any responsibility for any actions taken or not taken by DTC.

SECTION 2.07. Replacement Notes. If a mutilated certificated Note is surrendered to the Registrar or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note in exchange and substitution for, and in such form as the Note mutilated, lost, destroyed or wrongfully taken if the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Transfer Agent, the Registrar and any co- Registrar, and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note issued pursuant to this Section 2.07 shall be an additional obligation of the Issuer.

SECTION 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated and delivered by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the Note that has been replaced is held by a bona fide purchaser.

If the Trustee or the Paying Agent holds, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, interest and Additional Amounts, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Trustee or Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Notes Held by Issuer. In determining whether the Holders of the required principal amount of Notes have concurred in any direction or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or by an Affiliate of the Issuer shall be disregarded and treated as if they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer or an Affiliate of the Issuer.

SECTION 2.10. Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee or authenticating agent shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee or authenticating agent shall authenticate Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Issuer for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Trustee or authenticating agent shall, upon receipt of an Issuer Order, authenticate and make available for delivery in exchange therefor, one or more Definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Notes.

SECTION 2.11. Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, in accordance with its customary procedures, and no one else shall cancel (subject to the Trustee’s retention policy) all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such cancelled Notes in its customary manner. Except as otherwise provided in this Indenture, the Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by DTC to the Registrar for cancellation or retained and canceled by the Registrar. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Registrar, to reflect such reduction.

SECTION 2.12. Defaulted Interest. Any interest on any Note that is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Notes and this Indenture (all such interest herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer may deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. In addition, the Issuer shall fix a special record date for the payment of such Defaulted Interest, such date to be not more than 15 days and not less than 10 days prior to the proposed payment date and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment date. The Issuer shall promptly but, in any event, not less than 15 days prior to the special record date, notify the Trustee of such special record date and, in the name and at the expense of the Issuer, the Trustee shall cause notice of the proposed payment date of such Defaulted Interest and the special record date therefor to be mailed first-class, postage prepaid to each Holder as such Holder’s address appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment date of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date and shall no longer be payable pursuant to clause (b) below.

(b) The Issuer may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment date pursuant to this clause, such manner of payment shall be deemed reasonably practicable.

Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.14. CUSIP and ISIN Numbers. The Issuer in issuing the Notes may use CUSIP and ISIN numbers, and, if so, the Trustee shall use CUSIP and ISIN numbers, as appropriate, in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

SECTION 2.15. Issuance of Additional Notes. The Issuer may issue Additional Notes under this Indenture in accordance with the procedures of Section 2.02. The Original Notes of either series issued on the date of this Indenture and any Additional Notes of such series subsequently issued shall be treated as a single class for all purposes under this Indenture.

SECTION 2.16. Deposit of Moneys. Prior to 11:00 a.m. New York, New York time on each Interest Payment Date and Redemption Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Redemption Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Redemption Date, as the case may be. Subject to actual receipt of such funds as provided by this Section 2.16 by the designated Paying Agent, such Paying Agent shall make payments on the Notes in accordance with the provisions of this Indenture. The principal and interest on Global Notes shall be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Notes in certificated form shall be payable at the office of the Paying Agent.

ARTICLE III

REDEMPTION; OFFERS TO PURCHASE

SECTION 3.01. Right of Redemption. The Issuer may redeem all or any portion of the Notes of any series upon the terms and at the Redemption Prices set forth herein and in the applicable Notes. Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of this Article III.

SECTION 3.02. Notices to Trustee. If the Issuer elects to redeem Notes of any series pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed, the Redemption Price and the paragraph of the Notes of such series pursuant to which the redemption will occur.

The Issuer shall give each notice to the Trustee provided for in this Section 3.02 in writing at least 20 days before the date notice is mailed to the Holders pursuant to Section 3.04 unless the Trustee consents to a shorter period. If fewer than all the Notes of any series are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

SECTION 3.03. Selection of Notes to be Redeemed. If fewer than all of a series of Notes are to be redeemed at any time, the Trustee shall select the Notes of such series to be redeemed by a method that complies with the requirements of the principal securities exchange or automated quotation system, if any, on which the Notes of such series are listed at such time or, if such Notes are not listed on a securities exchange or automated quotation system, pro rata, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $200,000.

The Trustee shall make the selection from the Notes of such series outstanding and not previously called for redemption. The Trustee may select for redemption portions equal to $200,000 in principal amount or any integral multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

SECTION 3.04. Notice of Redemption.

(a) At least 10 days but not more than 60 days before a Redemption Date of Notes of any series, the Issuer shall mail a notice of redemption by first-class mail to each Holder of such series to be redeemed. The Issuer shall also comply with the provisions of Section 13.02(b); provided the requirements therein shall not delay effectiveness of notice by mailing hereunder. The Issuer shall inform any securities exchange on which the Notes of such series may be listed of the principal amount of the Notes of such series that have not been redeemed in connection with any optional redemption.

(b) The notice shall identify the Notes of such series to be redeemed (including CUSIP and ISIN numbers) and shall state:

(i) the Redemption Date;

(ii) the appropriate calculation of the Redemption Price and the amount of accrued interest, if any, and Additional Amounts, if any, to be paid;

(iii) the name and address of the Paying Agent;

(iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any, and Additional Amounts, if any;

(v) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $200,000 in principal amount or any integral multiple of $1,000 in excess thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Global Note or definitive Notes, as the case may be, in principal amount equal to the unredeemed portion thereof will be reissued;

(vi) that, if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of such CUSIP or ISIN number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes;

(vii) that, unless the Issuer and the Guarantors default in making such redemption payment, interest on the Notes (or portion thereof) called for redemption shall cease to accrue on and after the Redemption Date; and

(viii) the paragraph of the Notes or the Section of this Indenture pursuant to which the Notes called for redemption are being redeemed.

At the Issuer’s written request, the Trustee shall give a notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the notice and the other information required by this Section 3.04.

Notwithstanding anything to the contrary herein, for purposes of this Article III, notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

SECTION 3.05. Optional Redemption.

(a) At any time prior to (x) in the case of the 2026 Notes, the 2026 Notes Par Call Date and (y) in the case of the 2031 Notes, the 2031 Notes Par Call Date, in each case, upon not less than 10 nor more than 60 days’ notice, the Issuer may on one or more occasions redeem the Notes of such series at a redemption price equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed; and

(ii) as determined by the Independent Investment Banker, the sum of the present values of the applicable Remaining Scheduled Payments (not including any portion of payments of interest accrued to the date of redemption) discounted to the date fixed for redemption (the “Redemption Date”) on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months and a redemption on (x) in the case of the 2026 Notes, the 2026 Notes Par Call Date and (y) in the case of the 2031 Notes, the 2031 Notes Par Call Date) at the Treasury Rate plus (x) in the case of the 2026 Notes, 15 basis points and (y) in the case of the 2031 Notes, 20 basis points; and

(b) at any time and from time to time on or after (x) in the case of the 2026 Notes, the 2026 Notes Par Call Date and (y) in the case of the 2031 Notes, the 2031 Notes Par Call Date, upon not less than 10 nor more than 60 days’ notice, the Issuer may on one or more occasions redeem the Notes of such series at a redemption price equal to 100% of the principal amount of the Notes being redeemed;

in each case of clauses (a) and (b) above, together with accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date.

(c) Any redemption notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including the completion of an equity offering or other corporate transaction, and any redemption date can be extended until the satisfaction of such conditions.

SECTION 3.06. Deposit of Redemption Price. Prior to 11:00 a.m. New York, New York time on any Redemption Date, the Issuer shall deposit or cause to be deposited with the Paying Agent a sum in same day funds sufficient to pay the Redemption Price of and accrued interest and Additional Amounts, if any, on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have previously been delivered by the Issuer to the Trustee for cancellation. The Paying Agent shall return to the Issuer any money so deposited that is not required for that purpose.

SECTION 3.07. Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided in this Indenture, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Issuer shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes) such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Issuer at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Record Date.

SECTION 3.08. Notes Redeemed in Part.

(a) Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on the Security Register to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided that each such Global Note shall be in a principal amount at final Stated Maturity of $200,000 or any integral multiple of $1,000 in excess thereof.

(b) Upon surrender and cancellation of a certificated Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and canceled; provided that each such certificated Note shall be in a principal amount at final Stated Maturity of $200,000 or any integral multiple of $1,000 in excess thereof.

SECTION 3.09. [Reserved].

SECTION 3.10. Redemption upon Changes in Withholding Taxes. The Issuer may, at its option, redeem the Notes of any series, as a whole but not in part, at any time upon giving not less than 10 nor more than 60 days’ notice to the Holders (which notice shall be irrevocable and given in accordance with the procedures described in Section 13.02(b)), at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date, premium, if any, and all Additional Amounts, if any, then due and which will become due on the date of redemption as a result of the redemption or otherwise, if the Issuer determines in good faith that the Issuer or any Guarantor is, or on the next date on which any amount would be payable in respect of the Notes of such series would be, obligated to pay Additional Amounts in respect of the Notes of such series pursuant to the terms and conditions thereof, which the Issuer or any Guarantor, as the case may be, cannot avoid by the use of reasonable measures available to it (including making payment through a paying agent located in another jurisdiction), as a result of: (a) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction affecting taxation which becomes effective on or after the date of this Indenture or, if the Relevant Taxing Jurisdiction has changed since the date of this Indenture, the date on which the then current Relevant Taxing Jurisdiction became the Relevant Taxing Jurisdiction under this Indenture (or, in the case of a successor person, after the date of assumption by the successor person of the obligations hereunder); or (b) any change in the official application, administration, or interpretation of the laws, regulations or rulings of any Relevant Taxing Jurisdiction, (including a holding, judgment, or order by a court of competent jurisdiction), on or after the date of this Indenture or, if the Relevant Taxing Jurisdiction has changed since the date of this Indenture, the date on which the then current Relevant Taxing Jurisdiction became the Relevant Taxing Jurisdiction under this Indenture (or, in the case of a successor person, after the date of assumption by the successor person of the obligations hereunder) (each of the foregoing clauses (a) and (b), a “Change in Tax Law” ).

Notwithstanding the foregoing, the Issuer may not redeem the Notes of any series under this provision if the Relevant Taxing Jurisdiction changes under this Indenture and the Issuer is obligated to pay Additional Amounts as a result of a Change in Tax Law of the then current Relevant Taxing Jurisdiction which, at the time the latter became the Relevant Taxing Jurisdiction under this Indenture, was officially announced.

In the case of a Guarantor that becomes a party to this Indenture after the Issue Date or a successor person (including a Surviving Entity), the Change in Tax Law must become effective after the date that such entity (or another person organized or resident in the same jurisdiction) first makes a payment on the Notes. In the case of Additional Amounts required to be paid as a result of the Issuer conducting business in an Additional Taxing Jurisdiction (as defined above), the Change in Tax Law must become effective after the date the Issuer begins to conduct the business giving rise to the relevant withholding or deduction.

Notwithstanding the foregoing, no such notice of redemption shall be given (a) earlier than 90 days prior to the earliest date on with the Issuer, a Guarantor or any Surviving Entity would be obliged to make such payment of Additional Amounts or withholding if a payment in respect of the Notes of any series or Guarantee in respect of such series, as the case may be, were then due and (b) unless at the time such notice is given, the obligations to pay Additional Amounts remains in effect.

Prior to the publication or, where relevant, mailing of any notice of redemption pursuant to the foregoing, the Issuer shall deliver to the Trustee: (a) an Officer’s Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing the conditions precedent to the right of the Issuer so to redeem have occurred (including that such obligation to pay such Additional Amounts cannot be avoided by the Issuer, such Guarantor or such Surviving Entity, as the case may be, taking reasonable measures available to it) and (b) a written opinion of independent tax advisers of recognized standing qualified under the laws of the Relevant Taxing Jurisdiction and reasonably satisfactory to the Trustee to the effect that the Issuer, such Guarantor or such Surviving Entity, as the case may be, is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.

The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to this Indenture, with respect to a Change in Tax Law occurring after the time such successor person becomes a party to this Indenture.

ARTICLE IV

COVENANTS

SECTION 4.01. Payment of Notes. The Issuer covenants and agrees for the benefit of the Holders that it shall duly and punctually pay the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, interest and Additional Amounts, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Issuer or any of its Affiliates) holds, as of 11:00 a.m. New York, New York time on the due date, in accordance with this Indenture, money sufficient to pay all principal, premium, if any, interest and Additional Amounts, if any, then due. If the Issuer or any of its Affiliates acts as Paying Agent, principal, premium, if any, interest and Additional Amounts, if any, shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.04.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes. The Issuer shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02. Corporate Existence. Except as otherwise permitted by Article V, the Parent Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate, partnership, limited liability company or other existence and the rights (charter and statutory), licenses and franchises of the Parent Guarantor and each Subsidiary of the Parent Guarantor; provided that the Parent Guarantor shall not be required to preserve or cause the preservation of any such right, license or franchise or the existence of any Subsidiary of the Parent Guarantor other than the Issuer if the board of directors of the Parent Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent Guarantor and the Subsidiaries of the Parent Guarantor as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 4.03. Maintenance of Properties. The Parent Guarantor shall cause all properties owned by it or any Subsidiary of the Parent Guarantor or used or held for use in the conduct of its business or the business of any Subsidiary of the Parent Guarantor to be maintained and kept in good condition, repair and working order in all material respects and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Parent Guarantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.03 shall prevent the Parent Guarantor from discontinuing the maintenance of any such properties if such discontinuance is, in the judgment of the Parent Guarantor, desirable in the conduct of the business of the Parent Guarantor and the Subsidiaries of the Parent Guarantor as a whole and not disadvantageous in any material respect to the Holders.

SECTION 4.04. Insurance. The Parent Guarantor shall maintain, and shall cause the Subsidiaries of the Parent Guarantor to maintain, insurance with carriers believed by the Parent Guarantor to be responsible, against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and coinsurance provisions, as the Parent Guarantor believes are customarily carried by businesses similarly situated and owning like properties, including as appropriate general liability, property and casualty loss and interruption of business insurance.

SECTION 4.05. Statement as to Compliance.

(a) The Parent Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year, and within 14 days of a request made by the Trustee, an Officer’s Certificate stating that in the course of the performance by the signer of its duties as an officer of the Parent Guarantor he would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period and if any specifying such Default, its status and what action the Parent Guarantor is taking or proposed to take with respect thereto. For purposes of this Section 4.05(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b) If the Parent Guarantor or the Issuer shall become aware that (i) any Default or Event of Default has occurred and is continuing or (ii) any Holder seeks to exercise any remedy hereunder with respect to a claimed

Default under this Indenture or the Notes, the Parent Guarantor or the Issuer, as the case may be, shall, within 30 days of becoming aware, deliver to the Trustee an Officer’s Certificate specifying such event, notice or other action (including any action the Parent Guarantor or the Issuer are taking or propose to take in respect thereof).

SECTION 4.06. [Reserved].

SECTION 4.07. Limitation on Liens. The Parent Guarantor shall not, and shall not permit the Issuer or any of its other Subsidiaries to, directly or indirectly, incur, assume or guarantee any Debt secured by a Lien (other than Permitted Liens) on any Principal Property (or the Capital Stock of any Subsidiary that owns a Principal Property), unless the Parent Guarantor secures the Notes equally and ratably with (or at the option of the Parent Guarantor, prior to) the Debt secured by such Lien for so long as such Debt is secured.

SECTION 4.08. [Reserved].

SECTION 4.09. [Reserved].

SECTION 4.10. [Reserved].

SECTION 4.11. Purchase of Notes upon a Change of Control Triggering Event.

(a) If a Change of Control Triggering Event with respect to a series of Notes occurs at any time, unless the Issuer has exercised its right to redeem all of the Notes of such series pursuant to Section 3.05, then the Issuer or the Parent Guarantor shall make an offer (a “Change of Control Offer”) to each Holder of such series of Notes to purchase such Holder’s Notes of such series, in whole or in part, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase (the “Change of Control Purchase Date”).

(b) Within 30 days following any Change of Control Triggering Event, except to the extent the Issuer has exercised its rights to redeem all Notes of the applicable series pursuant to Section 3.05, or, at the Issuer’s option, prior to any Change of Control or Change of Control Triggering Event but after the public announcement of a transaction or transactions that constitute or may constitute a Change of Control, the Issuer or the Parent Guarantor will send, by first class mail, or otherwise deliver in accordance with the applicable procedures of DTC, a notice to each holder of Notes of such series or otherwise give notice in accordance with the applicable procedures of DTC, with a copy to the Trustee, stating:

(i) the general circumstances and relevant facts regarding such Change of Control;

(ii) the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day no earlier than 10 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under any applicable securities laws or regulations or such later time to satisfy the conditions to the consummation of the Change of Control if the notice is provided earlier than consummation of the Change of Control;

(iii) that any Note of such series accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date unless the Change of Control Purchase Price is not paid;

(iv) that any Note (or part thereof) of such series not tendered shall continue to accrue interest; and

(v) any other procedures that a Holder of the Notes of such series must follow to accept a Change of Control Offer or to withdraw such acceptance.

(c) On the Change of Control Purchase Date, the Issuer shall, to the extent lawful:

(i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of all Notes or portions thereof so tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

(d) The Paying Agent shall promptly mail to each Holder that has properly tendered its Notes pursuant to the Change of Control Offer an amount equal to the Change of Control Purchase Price for such Notes and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book-entry) to each such Holder a new Note or Notes equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $200,000 or any integral multiple of $1,000 in excess thereof. The Issuer or the Parent Guarantor shall publicly announce the results of a Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

(e) If the Change of Control Purchase Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender pursuant to the Change of Control Offer.

(f) Notwithstanding anything to the contrary, neither the Issuer nor the Parent Guarantor shall be required to make a Change of Control Offer upon a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Issuer or the Parent Guarantor and purchases all Notes of a particular series validly tendered and not withdrawn under such Change of Control Offer, (ii) a notice of redemption has been given for all of the Notes of a particular series pursuant to Section 3.05 or (iii) if the Issuer, the Parent Guarantor or a third party has made, and not terminated, a tender offer for all of the Notes of a particular series in the manner and at the times applicable to a Change of Control Offer, at a tender offer purchase price in cash equal to at least 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, and the Issuer, the Parent Guarantor or such third party purchases all Notes validly tendered and not withdrawn under such tender offer.

(g) The Issuer and the Parent Guarantor shall comply with the applicable securities laws and regulations (including those of England and Wales) in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Issuer and the Parent Guarantor shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Indenture by virtue of such conflict.

(h) A Change of Control Offer may be made in advance of a Change of Control or Change of Control Triggering Event, and conditioned upon such Change of Control or Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(i) With respect to a series of Notes, if holders of not less than 90% of the aggregate principal amount of the outstanding Notes of such series (but less than 100% of the aggregate principal amount of the outstanding Notes of such series) accept a Change of Control Offer and the Issuer or another permitted entity purchases all of the Notes of such series held by such holders, the Issuer or another permitted entity will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 10 days following such purchase date, to redeem all of the Notes of such series that remain outstanding following such purchase at a redemption price equal to 101% of the aggregate principal amount of the Notes redeemed plus accrued and unpaid interest, if any, thereon to the date of redemption, subject to the right of the holders of record on relevant record dates to receive interest due on an interest payment date.

SECTION 4.12. Additional Amounts.

(a) All payments that the Issuer or any Surviving Entity make under or with respect to the Notes and that the Guarantors make under or with respect to the Guarantees shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charges (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, “Taxes”) imposed or levied by or on behalf of any jurisdiction in which the Issuer, any Guarantor or any Surviving Entity is incorporated, organized or otherwise resident for tax purposes or from or through which any of the foregoing makes any payment on the Notes or by or within any department or political subdivision or governmental authority of or in any of the foregoing having the power to tax (each, a “Relevant Taxing Jurisdiction”), unless the withholding or deduction is then required by law or by the interpretation or administration of law. If the Issuer, a Guarantor or any Surviving Entity is required to withhold or deduct any amount for or on account of Taxes of a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes, the Issuer, the Guarantor or such Surviving Entity, as the case may be, shall pay additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by each Holder or beneficial owner (including Additional Amounts) after such withholding or deduction will be not less than the amount the Holder or beneficial owner would have received if such Taxes had not been required to be withheld or deducted.

(b) Notwithstanding the foregoing, none of the Issuer, the Guarantors or any Surviving Entity shall pay any Additional Amounts to the extent that the Taxes are imposed, levied or withheld:

(i) by a Relevant Taxing Jurisdiction by reason of the Holder’s or beneficial owner’s present or former connection with such Relevant Taxing Jurisdiction (other than the mere receipt or holding of Notes or by reason of the receipt of payments thereunder or the exercise or enforcement of rights under any Notes, this Indenture or any Guarantee); or

(ii) by reason of the failure of the Holder or beneficial owner of Notes, following the Issuer’s written request addressed to the Holder or beneficial owner or otherwise made available to the Holder or beneficial owner (and made at a time that would enable the Holder or beneficial owner acting reasonably to comply with that request) to comply with any certification, identification, information or other reporting requirements relating to such matters, whether required or imposed by statute, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction);

(c) Notwithstanding the provisions of clause (a) of this Section 4.12, the Issuer’s and the Guarantors’ obligations to pay Additional Amounts in respect of Taxes shall not apply in respect or on account of:

(i) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(ii) any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the Notes;

(iii) any Tax imposed on or with respect to any payment by the Issuer or a Guarantor to the Holder if such Holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such payment had such Holder been the sole beneficial owner of such Note;

(iv) any Tax that is imposed on or levied by reason of the presentation (where presentation is required in order to receive payment) of such Notes for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficial owner or Holder thereof would have been entitled to Additional Amounts had the Notes been presented for payment on any date during such 30 day period;

(v) any Tax imposed under Sections 1471 through 1474 of the Code as of the Issue Date (or any amended or successor provision that is substantively comparable and not more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 147l(b) of the Code as of the Issue Date (or any amended or successor provision that is substantively comparable and not materially more onerous to comply with), or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code;

(vi) any Tax that is imposed or levied on or with respect to a Note presented for payment on behalf of a Holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant Note to another Paying Agent in a member state of the European Union; or

(vii) any withholding or deduction in respect of any Taxes imposed by the United States or any jurisdiction therein.

(d) The Issuer, the Guarantors and any Surviving Entity shall (i) make such withholding or deduction of Taxes required by applicable law and (ii) remit the full amount of Taxes so deducted or withheld to the relevant taxing Authority in accordance with all applicable laws.

(e) At least 30 calendar days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuer, any Guarantor or any Surviving Entity shall be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it will be promptly thereafter), the Issuer shall deliver to the Trustee and Paying Agent an Officer’s Certificate stating that such Additional Amounts will be payable and the amounts so payable and setting forth such other information (other than the identities of Holders and beneficial owners) necessary to enable the Trustee or Paying Agent, as the case may be, to pay such Additional Amounts to the Holders and beneficial owners on the relevant payment date. The Issuer will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing payment of such Additional Amounts. The Issuer shall promptly publish a notice in accordance with Section 13.02 stating that such Additional Amounts will be payable and describing its obligations to pay such amounts.

Upon request, the Issuer, the Guarantors or any Surviving Entity shall furnish to the Trustee or a Holder within a reasonable time certified copies of tax receipts evidencing the payment by the Issuer, the Guarantors or such Surviving Entity (as the case may be) of any Taxes imposed or levied by a Relevant Taxing Jurisdiction. If, notwithstanding the efforts of the Issuer, the Guarantors or such Surviving Entity to obtain such receipts, the same are not obtainable, then the Issuer, the Guarantors or such Surviving Entity shall promptly provide the Trustee or such Holder with other evidence reasonably satisfactory to the Trustee or Holder of such payment by the Issuer, the Guarantors or such Surviving Entity.

If the Issuer or Guarantors or any Surviving Entity conducts business in any jurisdiction (an “Additional Taxing Jurisdiction”) other than a Relevant Taxing Jurisdiction and, as a result, is required by the law of such Additional Taxing Jurisdiction to withhold or deduct any amount on account of the Taxes imposed by such Additional Taxing Jurisdiction from payment under the Notes or any Guarantee, as the case may be, which would not have been required to be so withheld or deducted but for such conduct of business in such Additional Taxing Jurisdiction, paragraph (a) of this Section 4.12 shall apply as if references in such paragraph to “Taxes” included Taxes imposed by way of withholding or deduction by any such Additional Taxing Jurisdiction (or any political subdivision thereof or therein).

In addition, the Issuer, the Guarantors and any Surviving Entity shall pay (i) any present or future stamp, issue, registration, court documentation, excise or property Taxes or other similar Taxes, including interest and penalties with respect thereto, imposed by any Relevant Taxing Jurisdiction in respect of the execution, issue, delivery or registration of the Notes, the Guarantees, this Indenture or any other document or instrument referred to thereunder and any such Taxes imposed by any jurisdiction as a result of, or in connection with, the enforcement of the Notes, the Guarantees, this Indenture or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes, and (ii) any stamp, court, or documentary Taxes (or similar charges or levies) imposed with respect to the receipt of any payments with respect to the Notes or the Guarantees. The Issuer, Guarantors and/or any Surviving Entity shall not, however, be responsible for such amounts that are imposed on or result from a sale or other transfer or disposition by a Holder or beneficial owner of a Note.

(f) The preceding provisions shall survive any termination, defeasance or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor person to the Issuer or Guarantor is organized, incorporated or otherwise resident for Tax purposes and any political subdivision or taxing Authority or agency thereof or therein.

(g) Whenever this Indenture refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note (including payments thereof made pursuant to any Guarantee), such reference includes the payment of Additional Amounts, if applicable.

SECTION 4.13. [Reserved].

SECTION 4.14. Limitation on Sale and Leaseback Transactions. The Parent Guarantor shall not, and shall not permit the Issuer or any other Subsidiary of the Parent Guarantor to, enter into any sale and leaseback transaction with respect to any Principal Property (whether owned as of the date of this Indenture or thereafter acquired), unless:

(a) the Parent Guarantor or such Subsidiary, as applicable, would be permitted to grant a Lien to secure the Attributable Debt incurred in respect of such sale and leaseback transaction under the provisions of Section 4.07 without having to equally and ratably secure the Notes;

(b) the sale and leaseback transaction involves a lease for a term of not more than three years;

(c) the proceeds of the sale and leaseback transaction are at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the Principal Property and the Parent Guarantor or the Issuer applies within 180 days after the sale an amount equal to the greater of the net proceeds of the sale or the Attributable Debt associated with the Principal Property to (i) the retirement of long-term debt for borrowed money that is not subordinated to the Notes and that is not Indebtedness to the Parent Guarantor or one of its Subsidiaries, or (ii) the purchase, construction, improvement, expansion or development of other comparable assets; or

(d) the sale and leaseback arrangement is entered into within 180 days after the initial acquisition of the Principal Property subject to the sale and leaseback transaction.

Notwithstanding the foregoing, nothing shall prevent the Parent Guarantor or any Subsidiary of the Parent Guarantor from engaging in a sale and leaseback transaction that is solely between or among the Parent Guarantor and any Subsidiaries of the Parent Guarantor or solely between or among Subsidiaries of the Parent Guarantor.

SECTION 4.15. Limitation on Guarantees of Certain Debt by Subsidiaries. The Parent Guarantor will not permit any Subsidiary of the Parent Guarantor that is not the Issuer or a Guarantor, directly or indirectly, to guarantee the payment of Debt under the Senior Secured Credit Facility or other capital markets debt securities of the Issuer or a Guarantor in an aggregate principal amount in excess of $70.0 million, unless:

(a) (i) such Subsidiary, within 30 days, executes and delivers a supplemental indenture to this Indenture, substantially in the form set forth in Exhibit C of this Indenture, providing for a Guarantee by such Subsidiary on the same terms as the guarantee of such Debt; and (ii) with respect to any guarantee of Subordinated Debt by such Subsidiary, any such guarantee shall be subordinated to such Subsidiary’s Guarantee with respect to the Notes at least to the same extent as such Subordinated Debt is subordinated to the Notes; and

(b) such Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Parent Guarantor, the Issuer or any other Subsidiary of the Parent Guarantor as a result of any payment by such Subsidiary under its guarantee with respect to the Notes.

SECTION 4.16. [Reserved].

SECTION 4.17. [Reserved].

SECTION 4.18. [Reserved].

SECTION 4.19. Reports to Holders. So long as any Notes are outstanding, the Issuer and the Parent Guarantor shall furnish to the Trustee:

(a) within 120 days following the end of each fiscal year, (i) consolidated audited income statements, balance sheets and cash flow statements and the related notes thereof for the Parent Guarantor for the two most recent fiscal years in accordance with GAAP, which need not, however, contain any reconciliation to U.S. GAAP or otherwise comply with Regulation S-X (including, without limitation, Rule 3-10 thereunder), together with an audit report thereon by the Parent Guarantor’s independent auditors, and setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year in scope and content substantially equivalent to the information provided to the Parent Guarantor’s equity holders immediately prior to the Issue Date, (ii) information regarding the Parent Guarantor’s share capital and (iii) information on the Parent Guarantor’s internal disclosure controls and procedures; and

(b) within 60 days following the end of the fiscal quarters ending July 31, October 31, and January 31 in each fiscal year, beginning with the first fiscal quarter ending after the Issue Date, quarterly reports containing unaudited balance sheets, statements of income, statements of shareholders equity and statements of cash flows for the Parent Guarantor and its Subsidiaries on a consolidated basis, in each case for the quarterly period then ended and the corresponding quarterly period in the prior fiscal year and prepared in accordance with GAAP, which need not, however, contain any reconciliation to U.S. GAAP or otherwise comply with Regulation S-X (including, without limitation, Rule 3-10 thereunder), and setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year in scope and content substantially equivalent to the information provided to the Parent Guarantor’s equity holders immediately prior to the Issue Date; and

(c) promptly from time to time after the occurrence of an event required to be reported therein, such other reports containing substantially the same information required to be contained in Form 6-K (or any successor form) of the Commission.

In addition, the Parent Guarantor shall furnish to the Holders and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act by Persons who are not “affiliates” under the Securities Act.

The Parent Guarantor shall also (a) hold a telephone conference call annually or quarterly with investors or analysts following the furnishing of an annual or quarterly report described above and (b) make available copies of all reports furnished to the Trustee on its website.

In addition, so long as the Notes are admitted to trading on the International Securities Market of the London Stock Exchange, each of the Parent Guarantor and the Issuer will comply with the publication and disclosure requirements (if any) of the International Securities Market of the London Stock Exchange in relation to all such reports.

SECTION 4.20. Sanctions.

(a) The Issuer and each Guarantor covenants and represents that neither they nor any of their affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including, the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively “Sanctions”).

(b) The Issuer and each Guarantor covenants and represents that neither they nor any of their affiliates, subsidiaries, directors or officers will use any payments made pursuant to this Indenture, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

(c) Sub-clauses (a) and (b) will not apply if and to the extent that they are or would be unenforceable by reason of breach of (i) any provision of Council Regulation (EC) No 2271/96 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the EEA) or (ii) any similar blocking or anti-boycott law in the United Kingdom or elsewhere. However, if the aforementioned Council Regulation purports to make compliance with any portion of this Clause unenforceable by the Issuer or any Guarantor, the Issuer or Guarantor, as the case may be, will nonetheless take such measures as may be necessary to ensure that the Issuer or such Guarantor, as the case may be, does not use the services in any manner which would cause the Trustee or any Agent to violate Sanctions applicable to the Trustee or any Agent.

ARTICLE V

CONSOLIDATION, MERGER AND SALE OF ASSETS

SECTION 5.01. Consolidation, Merger and Sale of Assets.

(a) The Parent Guarantor shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Parent Guarantor and its Subsidiaries on a consolidated basis to any other Person or Persons and the Parent Guarantor shall not permit any of its Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Parent Guarantor and its Subsidiaries on a consolidated basis to any Person or Persons.

(b) Section (a) above shall not apply if at the time of and immediately after giving effect to any such transaction or series of related transactions:

(i) either the Parent Guarantor or such Subsidiary or Subsidiaries of the Parent Guarantor, as the case may be, will be the continuing corporation or the Person (if other than the Parent Guarantor or such Subsidiary or Subsidiaries, as the case may be) formed by such consolidation or into which the Parent Guarantor or such Subsidiary or Subsidiaries is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the Parent Guarantor’s properties and assets and those of the Subsidiaries of the Parent Guarantor on a consolidated basis (the “Surviving Entity”):

(A) shall be duly organized and validly existing under the laws of any member state of the European Union as of the date of this Indenture, the United Kingdom, the United States of America, any state thereof, or the District of Columbia; and

(B) shall expressly assume, by a supplemental indenture the Parent Guarantor’s or such Subsidiary’s obligations under this Indenture and the Notes, and this Indenture and the Notes will remain in full force and effect as so supplemented;

(ii) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (and treating any obligation of the Parent Guarantor or any Subsidiary of the Parent Guarantor incurred in connection with or in respect of such transaction or series of related transactions as having been incurred by the Parent Guarantor or such Subsidiary at the time of such transaction), no Default or Event of Default shall be continuing.

(iii) the Parent Guarantor or the Surviving Entity will have delivered to the trustee an Officer’s Certificate attaching an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

(c) Nothing in this Indenture will prevent any Subsidiary of the Parent Guarantor from merging into or transferring all or part of its properties and assets to the Issuer or another Guarantor.

(d) The Parent Guarantor shall publish a notice of any consolidation, merger or sale of assets described above in accordance with the provisions of Section 13.02, and, so long as the Notes are listed on the International Securities Market of the London Stock Exchange and the rules of such exchange so require, notify such exchange of any consolidation, merger or sale.

SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Parent Guarantor in accordance with Section 5. 01 of this Indenture, any Surviving Entity formed by such consolidation or into which the Parent Guarantor is merged or to which such sale, conveyance, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Parent Guarantor under this Indenture with the same effect as if such Surviving Entity had been named as the Parent Guarantor herein; provided that the Parent Guarantor shall not be released from its obligation under this Indenture to pay the principal of, premium, if any, or interest and Additional Amounts, if any, on the Notes in the case of a lease of all or substantially all of its property and assets.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.

(a) “Event of Default,” wherever used herein, means any of the following events with respect to the applicable series of Notes:

(i) a default for 30 consecutive days in the payment when due of any interest or any Additional Amounts on any Note of such series; or

(ii) default in the payment of the principal of or premium, if any, on any Note of such series at its Maturity (upon acceleration, redemption, required repurchase, declaration or otherwise); or

(iii) failure to comply with any covenant or agreement of the Parent Guarantor or of any Subsidiary of the Parent Guarantor that is contained herein or any Guarantees (other than specified in clause (i) or (ii) above) and such failure continues for a period of 60 or more consecutive days after written notice has been given, by registered or certified mail, (x) to the Issuer and the Parent Guarantor by the Trustee or (y) to the Issuer, the Parent Guarantor and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes of such series; or

(iv) default under the terms of any instrument evidencing Debt of the Issuer or any Guarantor that results in the acceleration of the payment of such Debt or constitutes the failure to pay such Debt at final maturity thereof after giving effect to any applicable grace periods (and other than by regularly scheduled required prepayment) and such failure to make any payment has not been waived or cured, such acceleration has not been rescinded, or the maturity of such Debt has not been extended, and, in each case, the total amount of such Debt exceeds the greater of (i) 2.0% Consolidated Net Tangible Assets or (ii) $150 million or its equivalent at the time; or

(v) any Guarantee of the Parent Guarantor or a Guarantor that is a Significant Subsidiary, or a group of Subsidiaries of the Parent Guarantor that taken together would constitute a Significant Subsidiary, ceases to be, or shall be asserted in writing by any such Guarantor, or any Person acting on behalf of any Guarantor, not to be in full force and effect or enforceable in accordance with its terms (other than as provided for in this Indenture or any Guarantee); or

(vi) the entry by a court of competent jurisdiction of (A) a decree or order for relief in respect of the Parent Guarantor, the Issuer or any Significant Subsidiary of the Parent Guarantor in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Parent Guarantor , the Issuer or any Significant Subsidiary of the Parent Guarantor bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, proposal or composition of or in respect of the Parent Guarantor, the Issuer or any Significant Subsidiary of the Parent Guarantor under any applicable law, or appointing a custodian, receiver (provisional, interim or permanent), manager, liquidator, assignee, trustee or sequestrator (or other similar official) of the Parent Guarantor, the Issuer or any Significant Subsidiary of the Parent Guarantor or of any substantial part of their respective properties or ordering the winding up, dissolution or liquidation of their affairs, and any such decree, order or appointment pursuant to any Bankruptcy Law for relief shall continue to be in effect, or any such other decree, appointment or order shall be unstayed and in effect, for a period of 100 consecutive days; or

(vii) (A) the Parent Guarantor, the Issuer or any Significant Subsidiary of the Parent Guarantor (x) commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent or (y) consents to the filing of a petition, application, answer, proposal or consent seeking reorganization or relief under any applicable Bankruptcy Law, (B) the Parent Guarantor, the Issuer or any Significant Subsidiary of the Parent Guarantor consents to the entry of a decree or order for relief in respect of the Parent Guarantor, Issuer or such Significant Subsidiary of the Parent Guarantor in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it or, (C) the Parent Guarantor, the Issuer or any Significant Subsidiary of the Parent Guarantor (x) consents to the appointment of, or taking possession by, a custodian, receiver (provisional, interim or permanent), manager, liquidator, administrator, supervisor, assignee, trustee, sequestrator or similar official of the Parent Guarantor, the Issuer or such Significant Subsidiary of the Parent Guarantor or of any substantial part of their respective properties, (y) makes an assignment or proposal for the benefit of creditors or (z) admits it is insolvent or admits in writing its inability to pay its debts generally as they become due or commits an “act of bankruptcy” under any applicable Bankruptcy Law.

(b) If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 15 Business Days after it gains knowledge of its occurrence by registered or certified mail or facsimile transmission specifying such event, notice or other action, its status and what action the Issuer is taking or proposes to take with respect thereto. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, on the Notes of a particular series or interest, if any, or Additional Amounts, if any, on any Note of such series, the Trustee may withhold the notice to the Holders if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders. The Trustee shall not be deemed to have knowledge of a Default unless a Trust Officer has actual knowledge of such Default or written notice of such Default has been received by a Trust Officer at its Corporate Trust Office in London, England. The Issuer and the Parent Guarantor shall also notify the Trustee within 15 Business Days of the occurrence of any Event of Default that is known to the Issuer or the Parent Guarantor.

SECTION 6.02. Acceleration.

(a) If an Event of Default with respect to the applicable series of Notes (other than an Event of Default specified in Section 6.01(a)(vi) or (vii) above) occurs and is continuing, then and in every such case the Trustee or the holders of not less than 25% in aggregate principal amount of the applicable series of Notes then outstanding by written notice to the Parent Guarantor (and to the Trustee if such notice is given by the Holders of such series) may, and the Trustee, upon the written request of such Holders of such series shall, declare the principal amount of, premium, if any, and any Additional Amounts and accrued interest on all of the outstanding Notes of such series immediately due and payable, and upon any such declaration such amounts payable in respect of the Notes shall become immediately due and payable.

(b) If an Event of Default specified in Section 6.01(a)(vi) or (vii) above occurs and is continuing, then the principal of, premium, if any, and any Additional Amounts and accrued interest on all of the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(c) At any time after a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes of such series, by written notice to the Parent Guarantor and the Trustee, may rescind and annul such declaration of acceleration and its consequences if:

(i) the Issuer or the Parent Guarantor has paid or deposited with the Trustee a sum sufficient to pay:

(A) all overdue interest and Additional Amounts, if any, on all Notes of the applicable series then outstanding;

(B) all unpaid principal of and premium, if any, on any outstanding Notes of the applicable series that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by such Notes;

(C) to the extent that payment of such interest is lawful, interest upon overdue interest, if any, and overdue principal, if any, at the rate borne by the applicable series of Notes; and

(D) all sums paid or advanced by the Trustee under this Indenture and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(iii) all Events of Default, other than the non-payment of amounts of principal of, premium, if any, and any Additional Amounts and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 6.03. Other Remedies and Agents. If an Event of Default has occurred and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

At any time after any Event of Default or a Default shall have occurred, the Trustee may, by notice in writing to the Paying Agent and the Transfer Agent and the Issuer, require, respectively, the Paying Agent and the Transfer Agent, until notified by the Trustee to the contrary and so far as permitted by applicable law:

(a) to act thereafter as, respectively, Agents, of the Trustee under the provisions of this Indenture and thereafter to hold all relevant Notes, and all sums, documents and records held by them in respect of such Notes, on behalf of the Trustee; and/or

(b) to deliver up all relevant Notes, and all sums, documents and records held by them in respect of relevant Notes, to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation; and/or

(c) by notice in writing to the Issuer require it to make all subsequent payments in respect of the relevant Notes, to the Trustee.

SECTION 6.04. Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes of the applicable series may, on behalf of the Holders of the Notes of such series, waive any past or existing Default hereunder and its consequences, except a Default:

(a) in the payment of the principal of, premium, if any, Additional Amounts, if any, or interest on any Note; or

(b) in respect of a covenant or provision hereof which under the terms of this Indenture cannot be modified or amended without the consent of the Holder of each Note outstanding.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of each series of Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee under this Indenture or any other document related thereto; provided, that:

(a) the Trustee may refuse to follow any direction that conflicts with law or this Indenture; (b) the Trustee may refuse to follow any direction that the Trustee determines is unduly prejudicial to the rights of other Holders of such series of Notes or would involve the Trustee in personal liability;

(c) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; and

(d) prior to taking any action under this Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses in connection with taking such action.

SECTION 6.06. Limitation on Suits. A Holder may not institute any proceedings or pursue any remedy with respect to this Indenture or the Notes unless:

(a) the Holder has previously given the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of the outstanding Notes of the applicable series shall have made a written request to the Trustee to pursue such remedy;

(c) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(d) the Trustee does not comply with the request within 30 days after receipt of the request and the offer of indemnity; and

(e) during such 30-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

The limitations in the foregoing provisions of this Section 6.06, however, do not apply to a suit instituted by a Holder of a Note of such series for the enforcement of the payment of the principal of, premium, if any, Additional Amounts, if any, or interest, if any, on such Note on or after the respective due dates expressed in such Note.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over another Holder.

SECTION 6.07. Unconditional Right of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, Additional Amounts, if any, and interest, if any, on the Notes of any series held by such Holder, on or after the respective due dates expressed in the Notes of such series, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder in respect of such series.

SECTION 6.08. Collection Suit by Trustee. The Issuer covenants that if default is made in the payment of:

(a) any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b) the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Issuer shall, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any), Additional Amounts, if any and interest, with interest on any overdue principal (and premium, if any) and Additional Amounts, if any, and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the amounts provided for in Section 7.07 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders at their direction in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Application of Money Collected. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST: to the Trustee or the Paying Agent, as the case may be, for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Notes for principal of, premium, if any, interest, if any, and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, if any, and Additional Amounts, if any, respectively; and

THIRD: to the Issuer, any Guarantor or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Issuer shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11 . Undertaking for Costs. A court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in the suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes or to any suit by any Holder pursuant to Section 6.07.

SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14. Delay or Omission not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.15. Record Date. The Issuer may set a record date for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 6.04, 6.05 and 12.04. Unless this Indenture provides otherwise, such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.05 prior to such solicitation.

SECTION 6.16. Waiver of Stay or Extension Laws. Each of the Issuer and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing of which a Trust Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(b) Except during the continuance of an Event of Default of which a Trust Officer of the Trustee has actual knowledge: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. In the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine same to determine whether they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee shall not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust

Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02 or 6.05.

(d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or the Guarantors. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

SECTION 7.02. Certain Rights of Trustee.

(a) Subject to Section 7.01:

(i) the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person, whether or not the proper person limits their liability under such document by a monetary cap or otherwise;

(ii) before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both, which shall conform to Section 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

(iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

(iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity, in all respects reasonably satisfactory to the Trustee, against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers;

(vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney;

(viii) in the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken;

(ix) the Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture;

(x) the permissive right of the Trustee to take the actions permitted by this Indenture will not be construed as an obligation or duty to do so;

(xi) delivery of reports, information and documents to the Trustee under Section 4.19 is for informational purposes only and the Trustee’s receipt of the foregoing will not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates);

(xii) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder, each Paying Agent, custodian and any other Person employed to act hereunder;

(xiii) the Trustee may consult with counsel and the advice of such counsel or any opinion of counsel will, subject to Section 7.01(c), be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(xiv) except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Issuer or any Guarantor with respect to the covenants contained in Article IV and, until it shall have actual knowledge or express notice to the contrary, shall be entitled to assume that no Event of Default or Default has happened and that the Issuer is observing and performing all its obligations under this Indenture;

(xv) except as otherwise required by this Indenture or the terms of the Notes, the Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance, with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect of any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Note;

(xvi) if any Guarantor is substituted to make payments on behalf of the Issuer, the Issuer and the relevant Guarantor shall promptly notify the Trustee and any clearing house through which the Notes are traded of such substitution;

(xvii) notwithstanding any provisions hereof to the contrary, under no circumstances will the Trustee be liable for any special, punitive, consequential loss or damage to the Issuer or any Guarantor (including loss of business, goodwill, opportunity or profit), even if advised of the possibility of such loss or damage;

(xviii) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to avoid and mitigate the effects of such occurrences and to resume performance as soon as practicable under the circumstances); and

(xix) in the event that the Trustee receives any notice of corporate action in respect of the Notes, the Trustee’s only responsibility shall be to forward any notices it receives to the Issuer.

(b) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03. Individual Rights of Trustee. The Trustee, any Paying Agent, any Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

SECTION 7.04. Trustee’s Disclaimer. The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture and to authenticate the Notes. The Trustee shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture nor shall it be responsible for the use or application of any money received by any Paying Agent other than the Trustee.

SECTION 7.05. [Reserved].

SECTION 7.06. Reports by Trustee to Holders. Within 60 days after May 1 of each year commencing with the first May 1 after the Issue Date, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 1, if required by TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and (c).

The Issuer shall promptly notify the Trustee whenever the Notes become listed on any securities exchange and of any delisting thereof and the Trustee shall file the above described report with each stock exchange upon which the Notes are listed.

SECTION 7.07. Compensation and Indemnity. The Issuer, failing which each of the Guarantors, jointly and severally, shall pay to the Trustee such compensation as shall be agreed in writing for its services hereunder including, without limitation, additional fees for services resulting from an Event of Default or a Default for any exceptional duties. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer, failing which the Guarantors, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances or expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements, advances and expenses of the Trustee’s agents and counsel.

The Issuer and each of the Guarantors, jointly and severally, shall indemnify the Trustee and the Paying Agent and their respective officers, directors, agents and employees for, and hold harmless each of them against any and all loss, liability, charge or expense (including attorneys’ fees and expenses) incurred by them without willful misconduct or gross negligence on their part (as may be determined by the final non-appealable judgment of a court of competent jurisdiction) arising out of or in connection with the administration of this trust and the performance of the duties of the Trustee or the Paying Agents hereunder (including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.07) and defending itself against any claim, whether asserted by the Issuer, the Guarantors, any Holder or any other Person, or liability in connection with the execution and performance of any of the rights, powers and duties of the Trustee or Paying Agents hereunder and the Notes). The Trustee or Paying Agents, as the case may be, shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee or Paying Agents, as the case may be, to so notify the Issuer shall not relieve the Issuer or any Guarantor of its obligations hereunder. The Issuer shall, at the Trustee’s sole discretion, defend the claim and the Trustee or Paying Agents shall reasonably cooperate and may participate at the Issuer’s expense in such defense. Alternatively, the Trustee or Paying Agents, as the case may be, may at its option have separate counsel of its own choosing and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent may not be unreasonably withheld. The Issuer shall not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or Paying Agents, as the case may be, through the Trustee’s or the Paying Agent’s own willful misconduct or gross negligence, as determined by the final non-appealable judgment of a court of competent jurisdiction.

To secure the Issuer’s payment and indemnity obligations in this Section 7.07, the Trustee and the Paying Agents, as the case may be, shall have a Lien prior to the Notes on all money or property held or collected by the Trustee or Paying Agents, as the case may be, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in Section 6.01(a)(vi) or (vii) with respect to the Issuer, the Guarantors, or any Subsidiary of the Parent Guarantor, the expenses and the compensation for services (including the fees and expenses of its agent and counsel) are intended to constitute expenses of administration under Bankruptcy Law.

The Issuer’s and the Guarantors’ obligations under this Section 7.07 and any claim or lien arising hereunder, shall survive the resignation or removal of any Trustee, the satisfaction and discharge of the Issuer’s obligations pursuant to Article VIII and any rejection or termination under any Bankruptcy Law, and the termination of this Indenture.

SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08 with respect to all Notes.

The Trustee may resign at any time by so notifying the Parent Guarantor, the Issuer and the Holders. The Holders of a majority in outstanding principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer. The Issuer shall remove the Trustee if:

(a)	the Trustee fails to comply with Section 7.10; (b) the Trustee is adjudged bankrupt or insolvent;

(c)	a receiver or other public officer takes charge of the Trustee or its property; or

(d)	the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders in accordance with Section 13.02. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, (i) the retiring Trustee, the Issuer or the Holders of at least 25% in outstanding principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer or (ii) the retiring Trustee may appoint a successor Trustee at any time prior to the date on which a successor Trustee takes office; provided that such appointment shall be reasonably satisfactory to the Issuer.

If a successor Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of such successor Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuer’s and the Guarantors’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 7.10. Eligibility: Disqualification. There will at all times be a Trustee hereunder that is an entity organized and doing business under the laws of the United States of America or of any state thereof, England and Wales or a jurisdiction in the European Union that is authorized under such Laws to exercise corporate trust power and which customarily performs such corporate trust roles and provides such corporate trust services in transactions similar in nature to the offering of the Notes as described in the Final Offering Memorandum.

SECTlON 7.11. Preferential Collection of Claims Against Issuer. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECT I ON 7.12. Appointment of Co-Trustee.

(a) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section 7.12 are adopted to these ends.

(b) In the event that the Trustee appoints an additional individual or institution as a separate or co- trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(c) Should any instrument in writing from the Issuer be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer; provided that if an Event of Default shall have occurred and be continuing, if the Issuer does not execute any such instrument within 15 days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Issuer to execute any such instrument in the Issuer’s name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

(d) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

(ii) no trustee hereunder shall be liable by reason of any act or omission of any other trustee hereunder.

(e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VII.

(f) Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in- fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successors trustee.

SECTION 7.13. [Reserved].

SECTION 7.14. [Reserved].

SECTION 7.15. [Reserved].

SECTION 7.16. [Reserved].

SECTION 7.17. [Reserved].

SECTION 7.18. [Reserved].

SECTlON 7.19. Tax Compliance.

(a) In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to this Indenture (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, the Issuer agrees (i) to provide to the Trustee sufficient information about the parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Law and (ii) the Trustee shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability. The terms of this section shall survive the termination of this Indenture. The Issuer, the Trustee and the Paying Agent shall cooperate with each other and shall provide each other with reasonable access to, and copies of, documents or information necessary for each of the Issuer, the Trustee and the Paying Agent to comply with any withholding tax or tax information reporting obligations imposed on any of them, including any obligations imposed pursuant to an agreement with a governmental Authority.

(b) Mutual Undertaking Regarding Information Reporting and Collection Obligations. Each party hereto shall, within 10 (ten) business days of a written request by another party hereto, supply to that other party such forms, documentation and other information relating to it, its operations, or the Notes as that other party reasonably requests for the purposes of that other party’s compliance with Applicable Law and shall notify the relevant other party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party hereto shall be required to provide any forms, documentation or other information pursuant to this Section 7.19 to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality. For purposes of this clause (b), “Applicable Law” shall be deemed to include (i) any rule or practice of any Authority by which any party hereto is bound or with which it is accustomed to comply; (ii) any agreement between any Authorities; and (iii) any agreement between any Authority and any party hereto that is customarily entered into by institutions of a similar nature.

(c) Trustee and Agent Right to Withhold. Notwithstanding any other provision of this Indenture, each of the Trustee and each Agent shall be entitled to make a deduction or withholding from any payment that it makes under the Notes for or on account of any Tax, if and only to the extent so required by applicable Law, in which event the Trustee and/or such Agent(s) shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld, in which case, the Issuer shall so account to the relevant Authority for such amount. For the avoidance of doubt, FATCA Withholding is a deduction or withholding that is deemed to be required by applicable Law for the purposes of this clause (c).

ARTICLE VIII

DEFEASANCE; SATISFACTION AND DISCHARGE

SECTlON 8.01. Issuer’s Option to Effect Defeasance or Covenant Defeasance. The Issuer and the Parent Guarantor may, at their option by a resolution of their board of directors, at any time prior to the Stated Maturity of the Notes, with respect to the Notes of any series, elect to have either Section 8.02 or Section 8.03 be applied to all outstanding Notes of such series upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.02. Defeasance and Discharge. Upon the Issuer’s or the Parent Guarantor’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer, Parent Guarantor and Subsidiary Guarantors shall be deemed to have been discharged from their obligations with respect to the Notes of the applicable series and Guarantees thereof on the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “legal defeasance”). For this purpose, such legal defeasance means that the Issuer shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes of the applicable series and to have satisfied all its other obligations under the Notes of the applicable series and this Indenture (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes of the applicable series to receive, solely from the trust fund described in Section 8.08 and as more fully set forth in such Section 8.08, payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (b) the provisions set forth at Section 8.06 below, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Issuer and the Parent Guarantor may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 below with respect to the Notes of the applicable series. If the Issuer or the Parent Guarantor exercises their legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

If the Issuer exercises its legal defeasance option, each Guarantor, if any, shall be released from all its obligations under its Guarantee, and the Trustee shall execute a release of such Guarantee.

SECTION 8.03. Covenant Defeasance. Upon the Issuer’s or the Parent Guarantor’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer, Parent Guarantor and Subsidiary Guarantors shall be released from their obligations under any covenant contained in Sections 4.03 through 4.11, 4.13 through 4.19 and 5.01 with respect to the Notes of any series on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that, the Issuer and the Parent Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of this Indenture and such Notes of the applicable series shall be unaffected thereby.

SECTION 8.04. Conditions to Defeasance. In order to exercise either legal defeasance or covenant defeasance:

(a) the Issuer or the Parent Guarantor must irrevocably deposit or cause to be deposited in trust with the Trustee, for the benefit of the Holders of the Notes of the applicable series, cash in dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest and any Additional Amounts, if any, on the outstanding Notes of such series on the Stated Maturity or the applicable Redemption Date, as the case may be, and, at or prior to electing either legal defeasance or covenant defeasance, the Issuer or the Parent Guarantor must (i) specify whether such Notes are being defeased to maturity or a particular Redemption Date; and (ii) if applicable, have delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes of such series of such principal, premium, if any, or installment of interest;

(b) in the case of an election under Section 8.02, the Issuer or the Parent Guarantor shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee stating that (x) the Issuer or the Parent Guarantor has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (y) since the date of this Indenture, there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of outstanding Notes of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(c) in the case of an election under Section 8.03, the Issuer or the Parent Guarantor shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the Holders of the outstanding Notes of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(d) no Default or Event of Default with respect to the Notes of the applicable series shall have occurred and be continuing on the date of such deposit;

(e) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in this Indenture;

(f) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument other than this Indenture to which the Parent Guarantor, the Issuer, or any other Subsidiary of the Parent Guarantor is a party or by which the Parent Guarantor, the Issuer or any other Subsidiary of the Parent Guarantor is bound;

(g) the Parent Guarantor or the Issuer shall have delivered to the Trustee an Opinion of Counsel in the country of its incorporation or organization to the effect that after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and an Opinion of Counsel reasonably acceptable to the Trustee that the Trustee shall have a perfected security interest in such trust funds for the ratable benefit of the Holders of the Notes of the applicable series;

(h) the Parent Guarantor or the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Parent Guarantor or the Issuer with the intent of preferring the Holders with the intent of defeating, hindering, delaying or defrauding any other creditors of the Parent Guarantor or the Issuer or others, or removing assets beyond the reach of the relevant creditors or increasing indebtedness of the Parent Guarantor or the Issuer to the detriment of the relevant creditors;

(i) no event or condition shall exist that would prevent the Parent Guarantor or the Issuer from making payments of the principal of, premium, if any, and interest on the Notes of the applicable series on the date of such deposit; and

(j) the Parent Guarantor or the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance or the covenant defeasance, as the case may be, have been complied with.

SECTION 8.05. Satisfaction and Discharge of an Indenture. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights as to transfer or exchange of Notes under Section 2.06) as to all Notes (or all 2026 Notes or 2031 Notes, as applicable) issued thereunder when:

(a) the Issuer or the Parent Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in U.S. Dollars or U.S. Government Obligations sufficient, without consideration of any reinvestment of any interest thereon, to pay and discharge the entire Debt on the applicable Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and accrued and unpaid interest, Additional Amounts, if any, to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, and the Issuer or the Parent Guarantor shall have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the applicable Notes at Maturity or on the Redemption Date, as the case may be, and either:

(i) all Notes (or all 2026 Notes or 2031 Notes, as applicable) previously authenticated and delivered (other than lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer, or discharged from such trust as provided for in this Indenture) have been delivered to the Trustee for cancellation; or

(ii) all Notes (or all 2026 Notes or 2031 Notes, as applicable) not theretofore delivered to the Trustee for cancellation (A) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (B) will become due and payable at Stated Maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Issuer’s name, and at the Issuer’s expense;

(b) the Issuer or a Guarantor has paid or caused to be paid all sums payable by the Issuer under this Indenture; and

(c) the Issuer or the Parent Guarantor has delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee each stating that all conditions precedent to satisfaction and discharge have been complied with (other than those in the Trustee’s control or discretion) and, in the case of the Officer’s Certificate, that such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture.

SECTION 8.06. Survival of Certain Obligations. Notwithstanding Sections 8.01 and 8.03, any obligations of the Issuer, the Parent Guarantor and the Subsidiary Guarantors in Sections 2.02 through 2.14, 6.07, 7.07 and 7.08 shall survive until the Notes have been paid in full. Thereafter, any obligations of the Issuer or the Parent Guarantor and the Subsidiary Guarantors in Section 7.07 shall survive such satisfaction and discharge.

Nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 8.07. Acknowledgment of Discharge by Trustee. Subject to Section 8.09, after the conditions of Section 8.02 or 8.03 have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of all of the Issuer’s, Parent Guarantor’s and Subsidiary Guarantors’ obligations under this Indenture except for those surviving obligations specified in this Article VIII.

SECTION 8.08. Application of Trust Money. Subject to Section 8.09, the Trustee shall hold in trust cash in dollars or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited cash or U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, interest, and Additional Amounts, if any, on the Notes; but such money need not be segregated from other funds except to the extent required by law.

SECTION 8.09. Repayment to Issuer. Subject to Sections 7.07, and 8.01 through 8.04, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request set forth in an Officer’s Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal, premium, if any, interest or Additional Amounts, if any, that remains unclaimed for two years; provided that the Trustee or Paying Agent before being required to make any payment may cause to be published (a) in the Financial Times and The Wall Street Journal or another leading newspaper in each of London, England and New York, New York, as the case may be, and (b) through the newswire service of Bloomberg or, if Bloomberg does not then operate, any similar agency. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.10. Indemnity for Government Securities. The Issuer or the Parent Guarantor shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal, premium, if any, interest, if any, and Additional Amounts, if any, received on such U.S. Government Obligations.

SECTION 8.11. Reinstatement. If the Trustee or Paying Agent is unable to apply cash in dollars or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or any such Paying Agent is permitted to apply all such cash or U.S. Government securities in accordance with this Article VIII; provided that, if the Issuer has made any payment of principal of, premium, if any, interest, if any, and Additional Amounts, if any, on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash in dollars or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders. The Issuer, when authorized by a resolution of its board of directors (as evidenced by the delivery of a copy of such resolution to the Trustee), the Guarantors and the Trustee may modify, supplement or amend this Indenture, any Guarantee and the Notes without notice to or consent of any Holder of the Notes:

(a) to evidence the succession of another Person to the Parent Guarantor and to provide the assumption of the Issuer’s or any Guarantor’s obligation under the covenants of the Parent Guarantor and in the Notes of any series in accordance with Article V;

(b) to add to the Parent Guarantor’s covenants and those of the Issuer, any Subsidiary Guarantors or any other obligor upon the Notes of any series for the benefit of the Holders or to surrender any right or power conferred upon the Parent Guarantor, the Issuer, any Subsidiary Guarantors, or any other obligor upon the Notes of any series, as applicable, herein or in the Notes of any series or in any Guarantees;

(c) to cure any ambiguity, or to correct or supplement any provision herein or in the Notes of any series or any Guarantees that may be defective or inconsistent with any other provision herein or in the Notes of such series or any Guarantees or to make any other provisions with respect to matters or questions arising under this Indenture, the Notes of any series or any Guarantees; provided, that in each case, such provisions shall not adversely affect the interest of the Holders of such series in any material respect;

(d) to conform the text of this Indenture, the Notes of any series or any Guarantees to any passage in the section entitled “Description of the Notes” in the Final Offering Memorandum to the extent that such passage was intended to be a verbatim recitation of a provision of this Indenture, the Notes of such series or any Guarantees;

(e) to add a Guarantor under this Indenture or pledge collateral to secure the Notes of any series;

(f) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder;

(g) to provide for the issuance of Additional Notes in accordance with and if permitted by the terms and limitations set forth in this Indenture; or

(h) to make any other change that would provide any additional rights or benefits to the Holders of the Notes of any series or that does not adversely affect in any material respect the legal rights under this Indenture of any Holder of such Notes of such series; or

SECTION 9.02. With Consent of Holders.

(a) Except as provided in Section 9.02(b) below and Section 6.04 and without prejudice to Section 9.01 or 13.02(e), the Issuer, the Guarantors and the Trustee may:

(i) modify, amend or supplement this Indenture, the Notes and the Guarantees, or

(ii) waive compliance by the Issuer with any provision of this Indenture or the Notes,

with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, a tender offer for, or an exchange offer for, the Notes); provided, however, that to the extent any amendment or waiver directly affects only the 2026 Notes or the 2031 Notes, such amendment or waiver shall require the consent of the Holders of at least a majority in principal amount of the 2026 Notes or 2031 Notes then outstanding (and not the consent of the Holders of any other Notes then outstanding), as the case may be.

(b) Without the consent of the Holder of each outstanding Note of a particular series affected thereby, no amendment, modification, supplement or waiver, including a waiver pursuant to Section 6.04 and an amendment, modification or supplement pursuant to Section 9.01, may:

(i) change the Stated Maturity of the principal of, or any installment of or Additional Amounts or interest on, any Note of such series;

(ii) reduce the principal amount of any Note of such series (or Additional Amounts or premium, if any) or the rate of or change the time for payment of interest on any Note of such series (other than with respect to the minimum notice period for any optional redemption);

(iii) change the coin or currency in which the principal of any Note of such series or any premium or any Additional Amounts or the interest thereon is payable;

(iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(v) change any date on which the Notes of such series may be subject to redemption or reduce the applicable redemption price (other than provisions relating to a Change of Control or notice periods of this Indenture);

(vi) reduce the principal amount of Notes of a particular series, the consent of whose Holders is required for any amendment or supplement to, or waiver or compliance with, certain provisions of this Indenture;

(vii) modify any of the provisions of this Article IX or Section 6.04, except to increase the percentage of outstanding Notes of such series required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note of such series affected thereby;

(viii) release any Guarantees except in compliance with the terms of this Indenture; or

(ix) make any change in the provisions of Section 4.12 that adversely affects the rights of any Holder of the Notes of such series or amend the terms of the Notes of such series or this Indenture in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Issuer and the Guarantors agree to pay Additional Amounts (if any) in respect thereof in the supplemental indenture.

The consent of the Holders is not necessary to approve the particular form of any proposed amendment, modification, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, modification, supplement or waiver.

SECTION 9.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Note theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.04. Notation on or Exchange of Notes. If an amendment, modification or supplement changes the terms of a Note, the Issuer or Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note and on any Note subsequently authenticated regarding the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, modification or supplement.

SECTION 9.05. Revocation and Effect of Consents and Waivers.

(a) A consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. Any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective or prior to a date otherwise specified in any related documents pursuant to which such consent or waiver was solicited. After an amendment, supplement or waiver becomes effective (whether or not all provisions contained in such amendment, supplement or waiver are thereby operative), it shall bind every Holder of a Note unless it makes a change described in any of clauses (i) through (ix) of Section 9.02(b), in which case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note that evidences the same Debt as the consenting Holder’s Note.

SECTION 9.06. Payment for Consent. None of the Issuer, the Guarantors nor any Affiliate of the Issuer or the Guarantors shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend, modify or supplement in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 9.07. Notice of Amendment or Waiver. Promptly after the execution by the Issuer and the Trustee of any supplemental indenture or waiver pursuant to the provisions of Section 9.02, the Issuer shall give notice thereof to the Holders of each outstanding Note affected, in the manner provided for in Section 13.02(b), setting forth in general terms the substance of such supplemental indenture or waiver.

SECTION 9.08. Trustee to Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant and adopted in accordance with this Article IX; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects its own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, if requested, an indemnity satisfactory to it and to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture. Such Opinion of Counsel shall be an expense of the Issuer.

ARTICLE X

[RESERVED]

ARTICLE XI

[RESERVED]

ARTICLE XII

HOLDERS’ MEETINGS

SECTION 12.01. Purposes of Meetings. A meeting of the Holders may be called at any time pursuant to this Article XII for any of the following purposes:

(a) to give any notice to the Issuer or any Guarantor or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to Article IX;

(b) to remove the Trustee and appoint a successor trustee pursuant to Article VII; or

(c) to consent to the execution of an indenture supplement pursuant to Section 9.02.

SECTION 12.02. Place of Meetings. Meetings of Holders may be held at such place or places as the Trustee or, in case of its failure to act, the Issuer, any Guarantor or the Holders calling the meeting, shall from time to time determine.

SECTION 12.03. Call and Notice of Meetings.

(a) The Trustee may at any time (upon not less than 21 days’ notice) call a meeting of Holders to be held at such time and at such place in London, England; New York, New York or in such other city as determined by the Trustee pursuant to Section 12.02. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall, at the Issuer’s expense, be mailed to each Holder and published in the manner contemplated by Section 13.02(b).

(b) In case at any time the Issuer, pursuant to a resolution of the board of directors, or the Holders of at least 10% in aggregate principal amount at maturity of the Notes then outstanding, shall have requested the Trustee to call a meeting of the Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first giving of the notice of such meeting within 20 days after receipt of such request, then the Issuer or the Holders of Notes in the amount above specified may determine the time (not less than 21 days after notice is given) and the place in London, England; New York, New York or in such other city as determined by the Issuer or the Holders pursuant to Section 12.02 for such meeting and may call such meeting to take any action authorized in Section 12.01 by giving notice thereof as provided in Section 12.01(a).

SECTION 12.04. Voting at Meetings. To be entitled to vote at any meeting of Holders, a Person shall be (i) a Holder at the relevant record date set in accordance with Section 6.15 or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Person so entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and any Guarantor and their counsel.

SECTION 12.05. Voting Rights, Conduct and Adjournment.

(a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 2.03 and the appointment of any proxy shall be proved in such manner as is deemed appropriate by the Trustee or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, banker or trust company customarily authorized to certify to the holding of a Note such as a Global Note.

(b) At any meeting of Holders, the presence of Persons holding or representing Notes in an aggregate principal amount at Stated Maturity sufficient under the appropriate provision of this Indenture to take action upon the business for the transaction of which such meeting was called shall constitute a quorum. Subject to any required aggregate principal amount at Stated Maturity of Notes required for the taking of any action pursuant to Article IX, in no event shall less than a majority of the votes given by Persons holding or representing Notes at any meeting of Holders be sufficient to approve an action. Any meeting of Holders duly called pursuant to Section 12.03 may be adjourned from time to time by vote of the Holders (or proxies for the Holders) of a majority of the Notes represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as so adjourned without further notice. No action at a meeting of Holders shall be effective unless approved by Persons holding or representing Notes in the aggregate principal amount at Stated Maturity required by the provision of this Indenture pursuant to which such action is being taken.

(c) At any meeting of Holders, each Holder or proxy shall be entitled to one vote for each $200,000 aggregate principal amount at Stated Maturity of outstanding Notes held or represented.

SECTION 12.06. Revocation of Consent by Holders at Meetings. At any time prior to (but not after) the evidencing to the Trustee of the taking of any action at a meeting of Holders by the Holders of the percentage in aggregate principal amount at maturity of the Notes specified in this Indenture in connection with such action, any Holder the serial number of which is included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its principal Corporate Trust Office and upon proof of holding as provided herein, revoke such consent so far as concerns such Note. Except as aforesaid, any such consent given by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Note issued in exchange therefor, in lieu thereof or upon transfer thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the Holders of the percentage in aggregate principal amount at maturity of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Guarantors, the Trustee and the Holders. This Section 12.06 shall not apply to revocations of consents to amendments, supplements or waivers, which shall be governed by the provisions of Section 9.05.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.01. Trust Indenture Act. The parties acknowledge and agree that this Indenture need not be qualified under the Trust Indenture Act.

SECTION 13.02. Notices.

(a) Any notice or communication shall be in writing and delivered in person or mailed by first class mail or sent by facsimile transmission addressed as follows:

if to the Issuer:

Ashtead Capital, Inc.

c/o Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

USA

Telephone: (302) 777-0247

Attention: Company Secretary

with copies to:

Ashtead Group plc

100 Cheapside

London EC2V 6DT

England

Telephone: +44 (0) 20 7726 9700

Facsimile: +44 (0) 20 7726 9705

Attention: Company Secretary

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

Telephone: (212) 735 3000

Facsimile: (212) 735 2000

Attention: Michael J. Zeidel

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

40 Bank Street

Canary Wharf

London E14 5DS

England

Telephone: +44 (0) 207 072 7160

Facsimile: +44 (0) 207 519 7160

Attention: Danny Tricot

If to the Trustee:

BNY Mellon Corporate Trustee Services Limited

One Canada Square

London E14 5AL

United Kingdom

Email: corpsov4@bnymellon.com

Facsimile: +44 (0)20 7964 2536

Attention: Corporate Trust Administration

If to the Paying Agent:

The Bank of New York Mellon,

London Branch

One Canada Square

London E14 5AL

United Kingdom

Attention: Corporate Trust Administration

If to the Transfer Agent and Registrar:

The Bank of New York Mellon SA/NV, Dublin Branch

Riverside II

Sir John Rogerson’s Quay

Grand Canal Dock

Dublin 2

Ireland

The Issuer, the Guarantors, the Trustee or any Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Any notice or communication to a holder of Notes will be mailed by first class mail or by overnight air courier guaranteeing next day delivery to its address shown on the Note register or by such other delivery system as the holder of Notes agrees to accept. Failure to mail a notice or communication to a holder of Notes or any defect in it will not affect its sufficiency with respect to other holders of Notes. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to any holder of Notes of an interest in a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC or any other applicable depositary for such Note (or its designee) according to the applicable procedures of DTC or such depositary.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(c) If and so long as the Notes are listed on any securities exchange, notices shall also be given in accordance with any applicable requirements of such securities exchange.

(d) If and so long as the Notes are represented by Global Notes, notice to Holders, in addition to being given in accordance with Section 13.02(b) above, shall also be given by delivery of the relevant notice to the

Depositary for communication to Holders. Notice shall be deemed given to such Holders on the first day after the day on which the said notice was given to the Depositary.

(e) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 13.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any Guarantor to the Trustee to take or refrain from taking any action under this Indenture (except in connection with the original issuance of the Notes on the date hereof), the Issuer or any Guarantor, as the case may be, shall furnish upon request to the Trustee:

(a) an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Any Officer’s Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless the officer signing such certificate knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which such Officer’s Certificate is based are erroneous. Any Opinion of Counsel may be based and may state that it is so based, insofar as it relates to factual matters, upon certificates of public officials or an Officer’s Certificate stating that the information with respect to such factual matters is in the possession of the Issuer, unless the counsel signing such Opinion of Counsel knows, or in the exercise of reasonable care should know, that the Officer’s Certificate with respect to the matters upon which such Opinion of Counsel is based are erroneous.

SECTION 13.05. Statements Required in Certificate or Opinion. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 13.06. Rules by Trustee, Paying Agent, Transfer Agent, and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Transfer Agent, Registrar, and the Paying Agent may make reasonable rules for their functions.

SECTION 13.07. Legal Holidays. If an Interest Payment Date or other payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 13.08. Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 13.09. Jurisdiction. The Issuer and each Guarantor agree that any suit, action or proceeding against the Issuer or any Guarantor brought by any Holder or the Trustee arising out of or based upon this Indenture, the Guarantee or the Notes may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Issuer and the Guarantors irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Guarantees or the Notes, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or any Guarantor, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuer or any Guarantor, as the case may be, are subject by a suit upon such judgment; provided that service of process is effected upon the Issuer or any Guarantor, as the case may be, in the manner provided by this Indenture. Each of the Issuer and the Guarantors has appointed CT Corporation System, with offices on the date hereof at 111 Eighth Avenue, New York, New York, 10011, or any successor, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture, the Guarantee or the Notes or the transactions contemplated herein which may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, by any Holder or the Trustee, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Issuer and the Guarantors hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer and the Guarantors agree to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer and the Guarantors. Notwithstanding the foregoing, any action involving the Issuer or the Guarantors arising out of or based upon this Indenture, the Guarantees or the Notes may be instituted by any Holder or the Trustee in any other court of competent jurisdiction.

SECTION 13.10. WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES TO THIS INDENTURE AND ANY SUPPLEMENTAL INDENTURE (AND EACH HOLDER AND OWNER OF A BENEFICIAL INTEREST IN A NOTE BY ITS ACCEPTANCE OF A NOTE OR A BENEFICIAL INTEREST THEREIN, WILL BE DEEMED TO) IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE AND ANY SUPPLEMENTAL INDENTURE AND FOR ANY COUNTERCLAIM RELATING THERETO.

SECTION 13.11. No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under the Notes, this Indenture or any Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

SECTlON 13.12. Successors. All agreements of the Issuer and any Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.13. Multiple Originals; Electronic Signatures. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The words “execution,” “signed,” “signature,” and words of like import in this Indenture, the Notes or in any other certificate, agreement or document related to this Indenture or the

Notes shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif’ or “jpg”) and other electronic signatures (including, without limitation, DocuSign and Adobe Sign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTI ON 13.14. Table of Contents, Cross-Reference Sheet and Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.15. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.16. Currency Indemnity. The U.S. dollar is the sole currency of account and payment for all sums payable under the Notes, the Guarantees and this Indenture. Any amount received or recovered in respect of the Notes, any Guarantee or otherwise under this Indenture in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of any of the Guarantors, the Issuer, any other Subsidiary or otherwise) by a Holder in respect of any sum expressed to be due to such Holder from the Issuer or the Guarantors shall constitute a discharge of the Issuer’s or the Guarantors’ obligations only to the extent of the U.S. Dollar amount that the recipient is able to purchase with the amount so received or recovered in such other currency on the date of that receipt or recovery (or, if it is not possible to purchase U.S. Dollars on that date, on the first date on which it is possible to do so). If the U.S. Dollar amount to be recovered is less than the U.S. Dollar amount expressed to be due to the recipient under any Note, the Issuer and the Guarantors shall indemnify the recipient against the cost of making any further purchase of U.S. Dollars in an amount equal to such difference. For the purposes of this Section 13.16, it will be sufficient for the holder of the Notes to certify that it would have suffered a loss had the actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on that date had not been possible, on the first date on which it would have been possible). The foregoing indemnities, to the extent permitted by law: (a) constitute separate and independent obligations from the other obligations of the Issuer and the Guarantors; (b) shall give rise to separate and independent causes of action; (c) shall apply irrespective of any waiver granted by any Holder; and (d) shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.

SECTION 13.17. Counterparts. This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

SECTION 13.18. Electronic Communication. The Trustee shall have the right to accept and act upon Instructions, including funds transfer Instructions given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Issuer shall provide to the Trustee an incumbency certificate listing Authorized Officers and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Issuer understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Issuer shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Issuer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written Instruction. The Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

ARTICLE XIV

[RESERVED]

ARTICLE XV

GUARANTEES

SECTION 15.01. Notes Guarantees.

(a) The Guarantors hereby fully and unconditionally guarantee on a senior, joint and several basis to each Holder and to the Trustee and its successors and assigns on behalf of each Holder, the full and punctual payment of principal of, premium, if any, interest, if any, and Additional Amounts, if any on, and all other monetary obligations of the Issuer under this Indenture and the Notes (including obligations to the Trustee) with respect to each Note authenticated and delivered by the Trustee or its agent pursuant to and in accordance with this Indenture when and as the same shall become due and payable, in accordance with the terms of this Indenture (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). The Guarantors further agree that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor and that the Guarantors will remain bound under this Article XV notwithstanding any extension or renewal of any Obligation. All payments under each Guarantee will be made in U.S. Dollars.

(b) Each of the Guarantors hereby agrees that its obligations hereunder shall be as if each were principal debtor and not merely surety and shall be absolute, full and unconditional, unaffected by, and irrespective of, any invalidity, irregularity or unenforceability of any Note, this Indenture, any failure to enforce the provisions of any Note, this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holders or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor (except payment in full); provided, however, that notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent of the Guarantors increase the principal amount of a Note or the interest rate thereon or change the currency of payment with respect to any Note, or alter the Stated Maturity thereof. Each of the Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require that the Trustee pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising its rights under a Guarantee (including, for the avoidance of doubt, any right which a Guarantor may have to require the seizure and sale of the assets of the Issuer to satisfy the outstanding principal of, interest on or any other amount payable under each Note prior to recourse against such Guarantor or its assets), protest or notice with respect to any Note or the Debt evidenced thereby and all demands whatsoever, and each covenants that its Guarantee will not be discharged with respect to any Note except by payment in full of the principal thereof and interest thereon or as otherwise provided in this Indenture, including Section 15.04 herein. If at any time any payment of principal of, premium, if any, interest, if any, or Additional Amounts, if any, on such Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Guarantors’ obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or return as though such payment had become due but had not been made at such times.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XV shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the

Trustee and the Holders expressed in this Article XV are cumulative and exclusive of any other rights, remedies or benefits which either may have under this Article XV at law, in equity, by statute or otherwise.

(c) The Guarantors also agree to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 15.01.

SECTION 15.02. Subrogation.

(a) Each Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid to such Holders by such Guarantor pursuant to the provisions of its Guarantee.

(b) The Guarantors agree that they shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. The Guarantors further agree that, as between them, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of the Guarantees herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Section 6.02, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 15.02 subject to Section 15.01(c) above.

SECTION 15.03. Release of Guarantees.

(a) Each Guarantor agrees and each Holder by accepting a Note agrees, that the provisions of this Section 15.03 are for the benefit of and enforceable by the holders of senior Debt of such Guarantor.

(b) A Guarantee shall be automatically and unconditionally released, and the Guarantor that granted such Guarantee shall be automatically and unconditionally released from its obligations and liabilities thereunder and hereunder, in the event that all of the Capital Stock, or all or substantially all of the assets, of such Guarantor are sold automatically upon such sale, or upon the merger, amalgamation or consolidated of such Guarantor with and into the Issuer or another Guarantor or upon the liquidation of such Guarantor following the transfer of all of its assets to the Issuer or another Guarantor; provided that such disposal or such merger, amalgamation or consolidation is made in compliance with the terms of this Indenture.

(c) A Subsidiary Guarantee shall be automatically and unconditionally released and the Subsidiary Guarantor that granted such Guarantee shall be automatically and unconditionally released from its obligations and liabilities thereunder and hereunder upon such Subsidiary Guarantor no longer guaranteeing the Senior Secured Credit Facility or any other capital markets debt securities of the Issuer or any other Guarantor in an aggregate principal amount in excess of $70.0 million (including if such guarantees of such other Debt are released or deemed to be released concurrently) if such Guarantor would not then otherwise be required to guarantee the Notes pursuant to this Indenture.

(d) A Guarantee shall be automatically and unconditionally released and the Guarantor that granted such Guarantee shall be automatically and unconditionally released from its obligations and liabilities thereunder and hereunder upon legal defeasance under Section 8.02.

SECTION 15.04. Limitation and Effectiveness of Guarantees. Each Guarantee is limited to an amount not to exceed the maximum amount that can be guaranteed by the Guarantor that gave such Guarantee without rendering such Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or the maximum amount otherwise permitted by law.

SECTION 15.05. Execution and Delivery. To evidence its Guarantee set forth in Section 15.01 hereof, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by its President, one of its Vice Presidents or one of its Assistant Vice Presidents.

Each Guarantor hereby agrees that its Guarantee set forth in Section 15.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee or an authenticating agent authenticates the Note, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee or an authenticating agent, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

If required by Section 4.15 hereof, the Issuer shall cause any newly created or acquired Subsidiary of the Parent Guarantor to comply with the provisions of Section 4.15 hereof and this Article XV, to the extent applicable.

SECTION 15.06. Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

SECTION 15.07. USA PATRIOT Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act (the “Patriot Act”), each of BNY Mellon Corporate Trustee Services Limited, The Bank of New York Mellon, London Branch, and The Bank of New York Mellon SA/NV, Dublin Branch is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with The Bank of New York Mellon Group. Accordingly, each of the parties agrees to provide to any of BNY Mellon Corporate Trustee Services Limited, The Bank of New York Mellon, London Branch, and The Bank of New York Mellon SA/NV, Dublin Branch , upon its request from time to time such identifying information and documentation as may be available for such party in order to enable The Bank of New York Mellon Group to comply with the Patriot Act. The Issuer shall provide any information requested by the Trustee or any Agent pursuant to this Section 15.07.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Very truly yours,

ASHTEAD CAPITAL, INC.

By:
	Name:	John Schoenberger
	Title:	Senior Vice President –
Finance and Treasurer

ASHTEAD GROUP PLC

By:
Name:
Title:

ASHTEAD HOLDINGS PLC

By:
Name:
Title:

ASHTEAD FINANCING LIMITED

By:
Name:
Title:

SUNBELT RENTALS LIMITED

By:
Name:
Title:

[Signature Page to Indenture]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Very truly yours,

ASHTEAD CAPITAL, INC.

By:
Name: John Schoenberger
Title: Senior Vice President-
Finance and Treasurer

ASHTEAD GROUP PLC

By:
Name: Michael Pratt
Title: Finance Director

ASHTEAD HOLDINGS PLC

By:
Name: Michael Pratt
Title: Director

ASHTEAD FINANCING LIMITED

By:
Name: Michael Pratt
Title: Director

SUNBELT RENTALS LIMITED

By:
Name: Michael Pratt
Title: Director

[Signature Page to Indenture]

ASHTEAD HOLDINGS, LLC

By:
Name: John Schoenberger
Title: Director

SUNBELT RENTALS, INC.

By:
Name: John Schoenberger
Title: Senior Vice President –
Finance and Treasurer

SUNBELT RENTALS INDUSTRIAL SERVICES, LLC

By:
Name: John Schoenberger
Title: Vice President and Chief
Financial Officer

ACCESSION GROUP LIMITED

By:
Name:
Title:

ACCESSION HOLDINGS LIMITED

By:
Name:
Title:

EVE TRAKWAY LIMITED

By:
Name:
Title:

[Signature Page to Indenture]

ASHTEAD HOLDINGS, LLC

By:
Name: John Schoenberger
Title: Director

SUNBELT RENTALS, INC.

By:
Name: John Schoenberger
Title: Senior Vice President –
Finance and Treasurer

SUNBELT RENTALS INDUSTRIAL SERVICES, LLC

By:
Name: John Schoenberger
Title: Vice President and Chief
Financial Officer

ACCESSION GROUP LIMITED

By:
Name: Michael Pratt
Title: Director

ACCESSION HOLDINGS LIMITED

By:
Name: Michael Pratt
Title: Director

EVE TRAKWAY LIMITED

By:
Name: Michael Pratt
Title: Director

[Signature Page to Indenture]

ANGLIA TRAFFIC MANAGEMENT GROUP LIMITED

By:
Name: Michael Pratt
Title: Director

ATM TRAFFIC SOLUTIONS LIMITED

By:
Name: Michael Pratt
Title: Director

WILLIAM F. WHITE INTERNATIONAL, INC.

By:
Name: Michael Pratt
Title: Director

SUNBELT RENTALS OF CANADA, INC.

By:
Name: John Schoenberger
Title: Treasurer

ASHTEAD FINANCING (IRELAND) UNLIMITED COMPANY

By:
Name: Michael Pratt
Title: Director

ASHTEAD CANADA LIMITED

By:
Name: Michael Pratt
Title: Director

[Signature Page to Indenture]

ANGLIA TRAFFIC MANAGEMENT GROUP LIMITED

By:
Name:
Title:

ATM TRAFFIC SOLUTIONS LIMITED

By:
Name:
Title:

WILLIAM F. WHITE INTERNATIONAL, INC.

By:
Name:
Title:

SUNBELT RENTALS OF CANADA, INC.

By:
Name: John Schoenberger
Title: Treasurer

ASHTEAD FINANCING (IRELAND) UNLIMITED COMPANY

By:
Name:
Title:

ASHTEAD CANADA LIMITED

By:
Name:
Title:

[Signature Page to Indenture]

SUNBELT RENTALS SCAFFOLD SERVICES INC.

By:
Name: John Schoenberger
Title: Senior Vice President – Finance and Treasurer

ASHTEAD US HOLDINGS, INC.

By:
Name: John Schoenberger
Title: Senior Vice President –
Finance, Treasurer and Secretary

SUNBELT RENTALS SCAFFOLD SERVICES, LLC

By:
Name: John Schoenberger
Title: Vice President & Treasurer

[Signature Page to Indenture]

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED,
as Trustee

By:		Digitally signed by Thomas Burgess
Name:
Title:

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Paying Agent

By:		Digitally signed by Thomas Burgess
Name:
Title:

THE BANK OF NEW YORK MELLON SA/NV, DUBLIN BRANCH, as Registrar and Transfer Agent

By:		Digitally signed by Thomas Burgess
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Restricted Notes Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [   ]

ISIN [   ]1

[RULE 144A][REGULATION S] [GLOBAL] NOTE

[representing up to $     ]2

[1.500% Senior Notes due 2026][2.450% Senior Notes due 2031]

No.

ASHTEAD CAPITAL, INC.

promises to pay to [CEDE & CO.] or registered assigns, the principal sum of $[  ] on [August 12, 2026] [August 12, 2031].

Interest Payment Dates: February 12 and August 12

Record Dates: [January 28 and July 28]

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated: [ ], 20[ ]

ASHTEAD CAPITAL, INC.

By:
Name:
Title:

[1]

Rule 144A Note CUSIP: [045054 AN3] [045054 AP8] / Rule 144A Note ISIN: [US045054AN37][US045054AP84]; Regulation S Note CUSIP: [U04503 AH8][U04503 AJ4] / Regulation S Note ISIN: [USU04503AH81][USU04503AJ48]

[2]	Not to be included on Global Note.

This is one of the Notes referred to in the within-mentioned Indenture:

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, as Trustee

By:
Name:
Title

Dated: [  ], 20[ ]

[FORM OF REVERSE SIDE OF NOTE]

[1.500% Senior Note due 2026][2.450% Senior Note due 2031]

1.	Interest

Ashtead Capital, Inc., a company incorporated under the laws of the State of Delaware (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), for value received promises to pay interest on the principal amount of this Note from [_]3, at the rate per annum shown above. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer will pay interest on overdue principal at the interest rate borne by the [2026 Notes][2031 Notes] compounded semiannually, and it shall pay interest on other overdue amounts at the same rate compounded semiannually to the extent lawful. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth in this Note.

2.	Additional Amounts

(a) All payments that the Issuer or any Surviving Entity make under or with respect to the [2026 Notes][2031 Notes] and that the Guarantors make under or with respect to the Guarantees shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charges (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, “Taxes”) imposed or levied by or on behalf of any jurisdiction in which the Issuer, any Guarantor or any Surviving Entity is incorporated, organized or otherwise resident for tax purposes or from or through which any of the foregoing makes any payment on the [2026 Notes][2031 Notes] or by or within any department or political subdivision or governmental Authority of or in any of the foregoing having the power to tax (each, a “Relevant Taxing Jurisdiction”), unless the withholding or deduction is then required by law or by the interpretation or administration of law. If the Issuer, a Guarantor or any Surviving Entity is required to withhold or deduct any amount for or on account of Taxes of a Relevant Taxing Jurisdiction from any payment made under or with respect to the [2026 Notes][2031 Notes], the Issuer, the Guarantor or such Surviving Entity, as the case may be, shall pay additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by each Holder or beneficial owner (including Additional Amounts) after such withholding or deduction will be not less than the amount the Holder or beneficial owner would have received if such Taxes had not been required to be withheld or deducted.

(b) Notwithstanding the foregoing, none of the Issuer, the Guarantors or any Surviving Entity shall pay any Additional Amounts to the extent that the Taxes are imposed, levied or withheld:

(i) by a Relevant Taxing Jurisdiction by reason of the Holder’s or beneficial owner’s present or former connection with such Relevant Taxing Jurisdiction (other than the mere receipt or holding of Notes or by reason of the receipt of payments thereunder or the exercise or enforcement of rights under any Notes, the Indenture or any Guarantee); or

(ii) by reason of the failure of the Holder or beneficial owner of Notes, following the Issuer’s written request addressed to the Holder or beneficial owner or otherwise made available to the Holder or beneficial owner (and made at a time that would enable the Holder or beneficial owner acting reasonably to comply with that request) to comply with any certification, identification, information or other reporting requirements relating to such matters, whether required or imposed by statute, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction).

[3]	NTD: To be August 12, 2021 for Original Notes.

(c) The Issuer’s and the Guarantors’ obligations to pay Additional Amounts in respect of Taxes shall not apply in respect or on account of:

(i) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(ii) any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the [2026 Notes][2031 Notes];

(iii) any Tax imposed on or with respect to any payment by the Issuer or a Guarantor to the Holder if such Holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such payment had such Holder been the sole beneficial owner of such Note;

(iv) any Tax that is imposed on or levied by reason of the presentation (where presentation is required in order to receive payment) of such Notes for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficial owner or Holder thereof would have been entitled to Additional Amounts had the [2026 Notes][2031 Notes] been presented for payment on any date during such 30 day period;

(v) any Tax imposed under Sections 1471 through 1474 of the Code as of the Issue Date (or any amended or successor provision that is substantively comparable and not more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code as of the Issue Date (or any amended or successor provision that is substantively comparable and not materially more onerous to comply with), or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code;

(vi) any Tax that is imposed or levied on or with respect to a Note presented for payment on behalf of a Holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant Note to another Paying Agent in a member state of the European Union; or

(vii) any withholding or deduction in respect of any Taxes imposed by the United States or any jurisdiction therein.

(d) The Issuer, the Guarantors and any Surviving Entity shall (i) make such withholding or deduction of Taxes required by applicable law and (ii) remit the full amount of Taxes so deducted or withheld to the relevant taxing Authority in accordance with all applicable laws.

(e) At least 30 calendar days prior to each date on which any payment under or with respect to the [2026 Notes][2031 Notes] is due and payable, if the Issuer, any Guarantor or any Surviving Entity shall be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the [2026 Notes][2031 Notes] is due and payable, in which case it will be promptly thereafter), the Issuer shall deliver to the Trustee and Paying Agent an Officer’s Certificate stating that such Additional Amounts will be payable and the amounts so payable and setting forth such other information (other than the identities of Holders and beneficial owners) necessary to enable the Trustee or Paying Agent, as the case may be, to pay such Additional Amounts to the Holders and beneficial owners on the relevant payment date. The Issuer will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing payment of such Additional Amounts. The Issuer shall promptly publish a notice in accordance with Section 13.02 of the Indenture stating that such Additional Amounts will be payable and describing its obligations to pay such amounts.

Upon request, the Issuer, the Guarantors or any Surviving Entity shall furnish to the Trustee or a Holder within a reasonable time certified copies of tax receipts evidencing the payment by the Issuer, the Guarantors or such Surviving Entity (as the case may be) of any Taxes imposed or levied by a Relevant Taxing Jurisdiction. If, notwithstanding the efforts of the Issuer, the Guarantors or such Surviving Entity to obtain such receipts, the same are not obtainable, then the Issuer, the Guarantors or such Surviving Entity shall promptly provide the Trustee or such Holder with other evidence reasonably satisfactory to the Trustee or Holder of such payment by the Issuer, the Guarantors or such Surviving Entity.

The Indenture will further provide that if the Issuer or Guarantors or any Surviving Entity conducts business in any jurisdiction (an “Additional Taxing Jurisdiction”) other than a Relevant Taxing Jurisdiction and, as a result, is required by the law of such Additional Taxing Jurisdiction to withhold or deduct any amount on account of the Taxes imposed by such Additional Taxing Jurisdiction from payment under this Note or any Guarantee, as the case may be, which would not have been required to be so withheld or deducted but for such conduct of business in such Additional Taxing Jurisdiction, the Additional Amounts provision described above shall be considered to apply as if references in such provision to “Taxes” included Taxes imposed by way of withholding or deduction by any such Additional Taxing Jurisdiction (or any political subdivision thereof or therein).

In addition, the Issuer, the Guarantors and any Surviving Entity, shall pay (i) any present or future stamp, issue, registration, court documentation, excise or property Taxes or other similar Taxes, including interest and penalties with respect thereto, imposed by any Relevant Taxing Jurisdiction in respect of the execution, issue, delivery or registration of the [2026 Notes][2031 Notes], the Guarantees, the Indenture or any other document or instrument referred to thereunder and any such Taxes, imposed by any jurisdiction as a result of, or in connection with, the enforcement of the [2026 Notes][2031 Notes], the Guarantees, the Indenture or any other such document or instrument following the occurrence of any Event of Default with respect to the [2026 Notes][2031 Notes] and (ii) any stamp, court, or documentary Taxes (or similar charges or levies) imposed with respect to the receipt of any payments with respect to the [2026 Notes][2031 Notes] or the Guarantees. The Issuer, Guarantors and/or such Surviving Entity shall not, however, be responsible for such amounts that are imposed on or result from a sale or other transfer or disposition by a Holder or beneficial owner of a Note.

(f) The preceding provisions shall survive any termination, defeasance or discharge of the Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor person to the Issuer or a Guarantor is organized, incorporated or otherwise resident for Tax purposes and any political subdivision or taxing Authority or agency thereof or therein.

(g) Whenever the Indenture or this Note refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note (including payments thereof made pursuant to any Guarantee), such reference includes the payment of Additional Amounts, if applicable.

3.	Method of Payment

The Issuer shall pay interest on this Note (except defaulted interest) to the persons who are registered Holders of this Note at the close of business on the Record Date for the next Interest Payment Date even if this Note is cancelled after the Record Date and on or before the Interest Payment Date. The Issuer shall pay principal and interest in dollars in immediately available funds that at the time of payment is legal tender for payment of public and private debts.

The amount of payments in respect of interest on each Interest Payment Date shall correspond to the aggregate principal amount of Notes represented by the Global Note, as established by the Registrar at the close of business on the relevant Record Date. Payments of principal shall be made upon surrender of the Global Note to the Paying Agent.

4.	Paying Agent and Registrar

Initially, The Bank of New York Mellon, London Branch or one of its Affiliates will act as Paying Agent and Registrar. The Issuer or any of its Affiliates may act as Paying Agent, Registrar or co-Registrar.

5.	Indenture

The Issuer issued the [2026 Notes][2031 Notes] under an indenture dated as of August 12, 2021 (the “Indenture”), among the Issuer, the Guarantors, BNY Mellon Corporate Trustee Servicers Limited, as trustee (the “Trustee”), The Bank of New York Mellon, London Branch, as Paying Agent (as defined in the Indenture) and The Bank of New York Mellon SA/NV, Dublin Branch, as Registrar and Transfer Agent (as defined in the Indenture). The terms of the [2026 Notes][2031 Notes] include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.

[The 2026 Notes are senior obligations of the Issuer and are issued in an initial aggregate principal amount at maturity of $550,000,000.][The 2031 Notes are senior obligations of the Issuer and are issued in an initial aggregate principal amount at maturity of $750,000,000.] The Indenture imposes certain limitations on the Issuer, the Guarantors and their Affiliates, including, without limitation, limitations on the sale of assets, change of control and Liens.

6.	Optional Redemption

(a) At any time prior to [the 2026 Notes Par Call Date][the 2031 Notes Par Call Date], upon not less than 10 nor more than 60 days’ notice, the Issuer may on one or more occasions redeem the [2026 Notes][2031 Notes] at a redemption price equal to the greater of:

(i) 100% of the principal amount of the [2026 Notes][2031 Notes] to be redeemed; and

(ii) as determined by the Independent Investment Banker, the sum of the present values of the applicable Remaining Scheduled Payments (not including any portion of payments of interest accrued to the date of redemption) discounted to the date fixed for redemption (the “Redemption Date” ) on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months and a redemption on the [2026 Notes Par Call Date] [ 2031 Notes Par Call Date]) at the Treasury Rate plus [15][20] basis points; and

(b) at any time and from time to time on or after the [2026 Notes Par Call Date] [2031 Notes Par Call Date], upon not less than 10 nor more than 60 days’ notice, the Issuer may on one or more occasions redeem the [2026 Notes][2031 Notes] at a redemption price equal to 100% of the principal amount of the [2026 Notes][2031 Notes] being redeemed;

in each case of clauses (a) and (b) above, together with accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date.

(c) Any redemption notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including the completion of an equity offering or other corporate transaction, and any redemption date can be extended until the satisfaction of such conditions.

7.	Redemption upon Changes in Withholding Taxes

The Issuer may, at its option, redeem the [2026 Notes][2031 Notes], as a whole but not in part, at any time upon giving not less than 10 nor more than 60 days’ notice to the Holders (which notice shall be irrevocable and given in accordance with the procedures described in Section 13.02(b) of the Indenture), at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date, premium, if any, and all Additional Amounts, if any, then due and which will become due on the date of redemption as a result of the redemption or otherwise, if the Issuer determines in good faith that the Issuer or any Guarantor is, or on the next date on which any amount would be payable in respect of the [2026 Notes][2031 Notes], would be obligated to pay Additional Amounts in respect of the [2026 Notes][2031 Notes] pursuant to the terms and conditions thereof, which the Issuer or any Guarantor, as the case may be, cannot avoid by the use of reasonable measures available to it (including making payment through a paying agent located in another jurisdiction), as a result of: (a) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction affecting taxation which becomes effective on or after the date of the Indenture or, if the Relevant Taxing Jurisdiction has changed since the date of the Indenture, the date on which the then current Relevant Taxing Jurisdiction became the Relevant Taxing Jurisdiction under the Indenture (or, in the case of a successor person, after the date of assumption by the successor person of the obligations hereunder); or (b) any change in the official application, administration, or interpretation of the laws, regulations or rulings of any Relevant Taxing Jurisdiction, (including a holding, judgment, or order by a court of competent jurisdiction), on or after the date of the Indenture or, if the Relevant Taxing Jurisdiction has changed since the date of the Indenture, the date on which the then current Relevant Taxing Jurisdiction became the Relevant Taxing Jurisdiction under the Indenture (or, in the case of a successor person, after the date of assumption by the successor person of the obligations hereunder) (each of the foregoing clauses (a) and (b), a “Change in Tax Law”).

Notwithstanding the foregoing, the Issuer may not redeem the [2026 Notes][2031 Notes] under this provision if the Relevant Taxing Jurisdiction changes under the Indenture and the Issuer is obligated to pay Additional Amounts as a result of a Change in Tax Law of the then current Relevant Taxing Jurisdiction which, at the time the latter became the Relevant Taxing Jurisdiction under the Indenture, was officially announced.

In the case of a Guarantor that becomes a party to the Indenture after the Issue Date or a successor person (including a Surviving Entity), the Change in Tax Law must become effective after the date that such entity (or another person organized or resident in the same jurisdiction) first makes a payment on the [2026 Notes][2031 Notes]. In the case of Additional Amounts required to be paid as a result of the Issuer conducting business in an Additional Taxing Jurisdiction (as defined above), the Change in Tax Law must become effective after the date the Issuer begins to conduct the business giving rise to the relevant withholding or deduction.

Notwithstanding the foregoing, no such notice of redemption shall be given (a) earlier than 90 days prior to the earliest date on with the Issuer, a Guarantor, or any Surviving Entity, would be obliged to make such payment of Additional Amounts or withholding if a payment in respect of the [2026 Notes][2031 Notes] or Guarantee, as the case may be, were then due and (b) unless at the time such notice is given, the obligations to pay Additional Amounts remains in effect.

Prior to the publication or, where relevant, mailing of any notice of redemption pursuant to the foregoing, the Issuer shall deliver to the Trustee: (a) an Officer’s Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing the conditions precedent to the right of the Issuer so to redeem have occurred (including that such obligation to pay such Additional Amounts cannot be avoided by the Issuer, such Guarantor or such Surviving Entity, as the case may be, taking reasonable measures available to it) and (b) a written opinion of independent tax advisers of recognized standing qualified under the laws of the Relevant Taxing Jurisdiction and reasonably satisfactory to the Trustee to the effect that the Issuer, such Guarantor or such Surviving Entity, as the case may be, is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.

The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the Indenture, with respect to a Change in Tax Law occurring after the time such successor person becomes a party to the Indenture.

8.	[Reserved]

9.	Notice of Redemption

Notice of redemption for redemptions shall be mailed first-class postage prepaid at least 10 days but not more than 60 days before the Redemption Date to the Holder of this Note to be redeemed at the addresses contained in the Security Register. If this Note is in a denomination larger than $200,000 of principal amount at maturity it may be redeemed in part; provided, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $200,000. In the event of a redemption of less than all of the [2026 Notes][2031 Notes], the [2026 Notes][2031 Notes] for redemption will be chosen by the Trustee in accordance with the Indenture. If this Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above, then any accrued interest to such Interest Payment Date will be paid to the Holder at the close of business on such Record Date. If money sufficient to pay the Redemption Price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the applicable Paying Agent on or before the

Redemption Date and certain other conditions are satisfied, interest ceases to accrue on such Notes (or such portions thereat) called for redemption on or after such date.

10.	Change of Control Triggering Event

If a Change of Control Triggering Event occurs at any time, the Issuer or the Parent Guarantor, shall be required to offer to purchase on the Change of Control Purchase Date all or any part of this Note at a purchase price in cash in an amount equal to 101% of the principal amount hereof, plus any accrued and unpaid interest, premium and Additional Amounts, if any, to the Change of Control Purchase Date, provided, that the Issuer and the Parent Guarantor shall not be required to make a Change of Control Offer, among other reasons, if, when a Change of Control occurs, it has given notice of its intention to redeem all of the [2026 Notes][2031 Notes] pursuant to Section 6, “Optional Redemption,” or Section 7, “Redemption upon Changes in Withholding Taxes,” of this Note. The Issuer shall purchase all Notes properly and timely tendered in the Change of Control Offer and not withdrawn in accordance with the procedures set forth in such notice as set forth in the Indenture. The Change of Control Offer will state, among other things, the procedures that Holders of the [2026 Notes][2031 Notes] must follow to accept the Change of Control Offer.

11.	Denominations

The [2026 Notes][2031 Notes] are in denominations of $200,000 of principal amount or in integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

12.	Unclaimed Money

All moneys paid by the Issuer or the Guarantors to the Trustee or a Paying Agent for the payment of the principal of, or premium, if any, or interest on, any Notes that remain unclaimed at the end of two years after such principal, premium or interest has become due and payable may be repaid to the Issuer or the Guarantors, subject to applicable law, and the Holder of such Note thereafter may look only to the Issuer or the Guarantors for payment thereof.

13.	Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some or all of its obligations and the obligations of the Guarantors under the [2026 Notes][2031 Notes], the Guarantees and the Indenture if the Issuer irrevocably deposits with the Trustee, for the benefit of Holders paid in dollar or U.S. Government Obligations for the payment of principal and interest on the [2026 Notes][2031 Notes] to redemption or maturity, as the case may be.

14.	Amendment, Supplement and Waiver

The Indenture, the Guarantees or the [2026 Notes][2031 Notes] may be amended or supplemented as provided in the Indenture.

15.	Defaults and Remedies

The [2026 Notes][2031 Notes] have the Events of Default as set forth in Section 6.01 of the Indenture. If an Event of Default with respect to the [2026 Notes][2031 Notes] (other than an Event of Default specified in Section 6.01(a)(vi) or (vii) of the Indenture) occurs and is continuing, then and in every such case the Trustee or the holders of not less than 25% in aggregate principal amount of the [2026 Notes][2031 Notes] then outstanding by written notice to the Parent Guarantor (and to the Trustee if such notice is given by the Holders) may and the Trustee, upon the written request of such Holders shall, declare the principal amount of, premium, if any, and any Additional Amounts and accrued interest on all of the outstanding Notes immediately due and payable, and upon any such declaration such amounts payable in respect of the [2026 Notes][2031 Notes] shall become immediately due and payable.

If an Event of Default specified in Section 6.01(a)(vi) or (vii) of the Indenture occurs and is continuing, then the principal of, premium, if any, and any Additional Amounts and accrued interest on all of the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Holders may not enforce the Indenture or the [2026 Notes][2031 Notes] except as provided in the Indenture, including in the case of the Guarantees. The Trustee may refuse to enforce the Indenture or the [2026 Notes][2031 Notes] unless it receives an indemnity satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the [2026 Notes][2031 Notes] may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the [2026 Notes][2031 Notes] then outstanding by written notice to the Trustee may rescind any acceleration and its consequence if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of such acceleration. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the provisions of the Indenture.

16.	Trustee Dealings with the Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, the Guarantors or any of their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-Registrar or co-Paying Agent may do the same with like rights.

17.	WAIVER OF TRIAL BY JURY

EACH OF THE PARTIES TO THE INDENTURE AND ANY SUPPLEMENTAL INDENTURE (AND EACH HOLDER AND OWNER OF A BENEFICIAL INTEREST IN THIS NOTE BY ITS ACCEPTANCE OF THIS NOTE OR A BENEFICIAL INTEREST HEREIN, WILL BE DEEMED TO) IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE, THE INDENTURE AND ANY SUPPLEMENTAL INDENTURE AND FOR ANY COUNTERCLAIM RELATING THERETO.

18.	No Recourse Against Others

A director, officer, employee or shareholder, as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under the [2026 Notes][2031 Notes], any Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release are part of the consideration for the issue of the [2026 Notes][2031 Notes].

19.	Authentication

This Note shall not be valid until an authorized officer of the Trustee or, as the case may be, an authenticating agent manually signs the certificate of authentication on the other side of this Note.

20.	Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuer or the Guarantors shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

Ashtead Capital, Inc.

c/o Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

USA

Attention: Company Secretary

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint. ————————————————————— to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.11 of the Indenture, check the box: [ ]

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.11 of the Indenture, state the principal amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH

TRANSFERS PURSUANT TO REGULATION S.

[Date]

Ashtead Capital, Inc.

c/o Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

USA

Telephone: (302) 777-0247

Attention: Company Secretary

BNY Mellon Corporate Trustee Services Limited

One Canada Square

London E14 5AL

United Kingdom

Email: corpsov4@bnymellon.com

Facsimile: +44 (0)20 7964 2536

Attention: Corporate Trust Administration

with a copy to:

Ashtead Group plc

100 Cheapside

London EC2V 6DT

England

Telephone: +44 (0) 20 7726 9700

Facsimile: +44 (0) 20 7726 9705

Attention: Company Secretary

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York, 10036

Telephone: (212) 735 3000

Facsimile: (212) 735 2000

Attention: Michael J. Zeidel

Re:	Ashtead Capital, Inc. (the “Issuer”)

[1.500% Senior Notes due 2026 (the “2026 Notes”)][2.450% Senior Notes due 2031 (the “2031 Notes”)]

Ladies and Gentlemen:

In connection with our proposed sale of $[ ] aggregate principal amount of the [2026 Notes][2031 Notes], we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

B-1

(a) the offer of the [2026 Notes][2031 Notes] was not made to a person in the United States;

(b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1), as the case may be.

We also hereby certify that we [are][are not] an Affiliate of the Issuer and, to our knowledge, the transferee of the [2026 Notes][2031 Notes] [is][is not] an Affiliate of the Issuer.

The Trustee, Transfer Agent, Registrar, and the Issuer are entitled to conclusively rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

B-2

EXHlBIT C

FORM OF SUPPLEMENTAL INDENTURE

ASHTEAD CAPITAL, INC.,

AS ISSUER,

ASHTEAD GROUP PLC,

AS PARENT GUARANTOR,

THE SUBSIDIARY GUARANTORS NAMED THEREIN

THE NEW GUARANTORS (AS DEFINED HEREIN)

and

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED,

AS TRUSTEE

SUPPLEMENTAL INDENTURE No. [•]

Dated as of [•]

to

INDENTURE

Dated as of August 12, 2021

among

ASHTEAD CAPITAL, INC.,

AS ISSUER

ASHTEAD GROUP PLC,

AS PARENT GUARANTOR

THE SUBSIDIARY GUARANTORS NAMED THEREIN,

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, AS TRUSTEE,

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

AS PAYING AGENT,

AND

THE BANK OF NEW YORK .MELLON SA/NV, DUBLIN BRANCH, AS TRANSFER AGENT AND

REGISTRAR

$550,000,000 1.500% Senior Notes due 2026

$750,000,000 2.450% Senior Notes due 2031

SUPPLEMENTAL INDENTURE dated as of    by and among Ashtead Capital, Inc., a corporation incorporated under the laws of the State of Delaware (the “Issuer”), Ashtead Group plc, a public company with limited company incorporated under the laws of England and Wales (the “Parent Guarantor”), the existing Subsidiary Guarantors party hereto (the “Existing Subsidiary Guarantors” and, together with the Parent Guarantor, the “Existing Guarantors”), [Insert name[s] of new guarantor[s]] (the “New Guarantor[s]” and, together with the Existing Guarantors, the “Guarantors”) and BNY Mellon Corporate Trustee Services Limited, as Trustee under the Indenture referred to below (the “Trustee”).WHEREAS the Issuer and the Existing Guarantors heretofore executed and delivered to the Trustee an Indenture dated as of August 12, 2021 (the “Indenture”), providing for the issuance of $550,000,000 aggregate principal amount of the Issuer’s 1.500% Senior Notes due 2026 (the “2026 Notes”) and $750,000,000 aggregate principal amount of the Issuer’s 2.450% Senior Notes due 2031 (the “2031 Notes” and together with the 2026 Notes, the “Notes”);

WHEREAS, [Insert description of transaction requiring Guarantee];

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly and validly authorized by a resolution of each of the Issuer and the Guarantors;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE 1

REAFFIRMATION OF OBLIGATIONS OF THE GUARANTORS

SECTION 1.01. Reaffirmation. Each Existing Guarantor hereby expressly and unconditionally reaffirms each and every covenant, agreement and undertaking of such Guarantor in the Indenture.

ARTICLE 2

GUARANTEE OF NOTES

SECTION 2.01. Notes Guarantees.

(a) The New Guarantor[s] hereby fully and unconditionally guarantee[s], on a senior, joint and several basis to each Holder and to the Trustee and its successors and assigns on behalf of each Holder, the full and punctual payment of principal of, premium, if any, interest, if any, and Additional Amounts, if any on, and all other monetary obligations of the Issuer under the Indenture, this Supplemental Indenture and the Notes (including obligations to the Trustee) with respect to each Note authenticated and delivered by the Trustee or its agent pursuant to and in accordance with the Indenture when and as the same shall become due and payable, in accordance with the terms of the Indenture (all the foregoing being hereinafter collectively called the “Obligations”). The New Guarantor[s] further agree[s] that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the New Guarantor[s] and that the New Guarantor[s] will remain bound under this Article 2 notwithstanding any extension or renewal of any Obligation. All payments under each Guarantee will be made in U.S. Dollars.

(b) [Each of the][The] New Guarantor[s] hereby agrees that its obligations hereunder shall be as if [it][each] were principal debtor and not merely surety and shall be absolute, full and unconditional, unaffected by, and irrespective of, any invalidity, irregularity or unenforceability of any Note, the Indenture or this Supplemental Indenture, any failure to enforce the provisions of any Note, the Indenture or this Supplemental Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holders or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor (except payment in full); provided, however, that notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent of the New Guarantor[s] increase the principal amount of a Note or the interest rate thereon or change the currency of payment with respect to any Note, or alter the Stated .Maturity thereof. [Each of the][The] New Guarantor[s] hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require that the Trustee pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising its rights under a Guarantee (including, for the avoidance of doubt, any right which a Guarantor may have to require the seizure and sale of the assets of the Issuer to satisfy the outstanding principal of, interest on or any other amount payable under each Note prior to recourse against such Guarantor or its assets), protest or notice with respect to any Note or the Debt evidenced thereby and all demands whatsoever, and [each] covenants that its Guarantee will not be discharged with respect to any Note except by payment in full of the principal thereof and interest thereon or as otherwise provided in the Indenture or in this Supplemental Indenture, including Section 2.04 herein. If at any time any payment of principal of, premium, if any, interest, if any, or Additional Amounts, if any, on such Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of New Guarantor[‘s][s’] obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or return as though such payment had become due but had not been made at such times.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 2 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders expressed in this Article 2 are cumulative and exclusive of any other rights, remedies or benefits which either may have under this Article 2 at law, in equity, by statute or otherwise.

(c) The New Guarantor[s] also agree[s] to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 2.01.

(d) Upon request of the Trustee, each New Guarantor shall execute and deliver such instruments and do such further acts as may be reasonably necessary to give effect to this Supplemental Indenture.

SECTION 2.02. Subrogation.

(a) Each New Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid to such Holders by such Guarantor pursuant to the provisions of its Guarantee.

(b) The New Guarantor[s] agree[s] that [it][they] shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. The New Guarantor[s] further agree[s] that, as between [it][them], on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.02 of the Indenture for the purposes of the Guarantees herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Section 6.02 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the New Guarantor[s] for the purposes of this Section 2.02 subject to Section 2.01(c) above.

SECTION 2.03. Release of Guarantees.

(a) Each New Guarantor agrees and each Holder by accepting a Note agrees, that the provisions of this Section 2.03 are for the benefit of and enforceable by the holders of senior Debt of such New Guarantor.A Guarantee shall be automatically and unconditionally released, and the Guarantor that granted such Guarantee shall be automatically and unconditionally released from its obligations and liabilities thereunder and hereunder, in the event that all of the Capital Stock, or all or substantially all of the assets, of such Guarantor are sold automatically upon such sale, or upon the merger, amalgamation or consolidated of such Guarantor with and into the Issuer or another Guarantor or upon the liquidation of such Guarantor following the transfer of all of its assets to the Issuer or another Guarantor; provided that such disposal or such merger, amalgamation or consolidation is made in compliance with the terms of this Indenture.

(c) A Subsidiary Guarantee shall be automatically and unconditionally released and the Subsidiary Guarantor that granted such Guarantee shall be automatically and unconditionally released from its obligations and liabilities thereunder and hereunder upon such Subsidiary Guarantor no longer guaranteeing the Senior Secured Credit Facility or any other capital markets debt securities of the Issuer or any other Guarantor in an aggregate principal amount in excess of $70.0 million (including if such guarantees of such other Debt are released or deemed to be released concurrently) if such Guarantor would not then otherwise be required to guarantee the Notes pursuant to the Indenture.

(d) A Guarantee shall be automatically and unconditionally released and the Guarantor that granted such Guarantee shall be automatically and unconditionally released from its obligations and liabilities thereunder and hereunder upon legal defeasance under Section 8.02 of the Indenture.

SECTION 2.04. Limitation and Effectiveness of Guarantees. Each Guarantee is limited to an amount not to exceed the maximum amount that can be guaranteed by the New Guarantor that gave such Guarantee without rendering such Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or the maximum amount otherwise permitted by law.

SECTION 2.05. Notation Not Required. Neither the Issuer nor any New Guarantor shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof.

SECTION 2.06. Successors and Assigns. This Article 2 shall be binding upon the New Guarantor[s] and each of [its][their] successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture, this Supplemental Indenture and in the Notes shall automatically extend to and be vested in such transferee or assigns, all subject to the terms and conditions of the Indenture and this Supplemental Indenture.

SECTION 2.07. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 2 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and are not exclusive of any other rights, remedies or benefits which either may have under this Article 2 at law, in equity, by statute or otherwise.

SECTION 2.08. Modification. No modification, amendment or waiver of any provision of this Article 2, nor the consent to any departure by any New Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on [the][any] New Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstance.

ARTICLE 3

MISCELLANEOUS PROVISIONS

SECTION 3.01. Terms Defined. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

SECTION 3.02. Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

SECTION 3.03. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.04. Successors. All agreements of the Issuer and any Guarantor in this Supplemental Indenture and the Notes shall bind their respective successors.

SECTION 3.05. Multiple Counterparts. This Supplemental Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Supplemental Indenture.

SECTION 3.06. Effectiveness. The provisions of this Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee in accordance with the provisions of Section 9.03 of the Indenture.

SECTION 3.07. Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer, and the Guarantors, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer and each Guarantor by corporate action or otherwise, (iii) the due execution hereof by the Issuer and each Guarantor, (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

SECTION 3.08. Jurisdiction. The New Guarantor[s] agree[s] that any suit, action or proceeding against the Issuer or any Guarantor brought by any Holder or the Trustee arising out of or based upon this Supplemental Indenture, the Guarantee or the Notes may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding. [Each of the] [The] New Guarantors] irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Supplemental Indenture, the Guarantees or the Notes, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The New Guarantor[s] agree[s] that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the New Guarantor[s] and may be enforced in any court to the jurisdiction of which the New Guarantor[s] [is][are] subject by a suit upon such judgment; provided that service of process is effected upon the New Guarantor[s] in the manner provided by this Supplemental Indenture. [Each of the][The] New Guarantor[s] has appointed [•], with offices on the date hereof at [•], or any successor, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Supplemental Indenture, the Guarantee or the Notes or the transactions contemplated herein which may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, by any Holder or the Trustee, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. [Each of the][The] New Guarantor[s] hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the New Guarantor[s] agree[s] to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the New Guarantor[s]. Notwithstanding the foregoing, any action involving the New Guarantor[s] arising out of or based upon this Supplemental Indenture, the Guarantees or the Notes may be instituted by any Holder or the Trustee in any other court of competent jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

ASHTEAD CAPITAL, INC.,
as Issuer

By:
Name:
Title:

ASHTEAD GROUP PLC,
as Parent Guarantor

By:
Name:
Title:

[[Name of Guarantor],
as Subsidiary Guarantor

By:
Name:
Title:

[Insert appropriate number of Subsidiary Guarantor signature blocks]]

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED,
as Trustee

By:
Name:
Title:

: